As filed with the Securities and Exchange Commission on May 14, 2018
1933 Act Registration No. 333-222785
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified In Its Charter)
Indiana
(State or Other Jurisdiction of Incorporation or Organization)
35-0472300
(I.R.S. Employer Identification No.)
1300 South Clinton Street, P.O. Box 1110, Fort Wayne, Indiana 46801
(260) 455-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Kirkland L. Hicks, Esquire
The Lincoln National Life Insurance Company
150 North Radnor Chester Road, Radnor, PA 19087
1-877-275-5642
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Scott C. Durocher, Esquire
The Lincoln National Life Insurance Company
350 Church Street
Hartford, Connecticut 06103
Approximate Date of Proposed Public Offering:
As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans , please check the following box: □
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. □
If this Form is a post-effective amendment to a registration statement filed pursuant to General I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	□		Accelerated filer	□

Non-accelerated filer	☒	(do not check if a smaller reporting company)	Smaller reporting company	□

Emerging growth company	□
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □
CALCUATION OF REGISTRATION FEE
Title of each class of securities to be registered.	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Lincoln Level AdvantageSM B-Share Lincoln Level AdvantageSM Advisory Lincoln Level AdvantageSM B-Class	2,485,000,000	N/A	N/A	$309,382.50
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(A) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(A), may determine.

Prospectus 1

Lincoln Level AdvantageSM Advisory Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 18, 2018
Home Office:
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this contract is the best product for you.
The contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this contract may be a variable or index-linked amount or both. This contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the contract.
The state in which your contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
The minimum initial Purchase Payment for the contract is $25,000. Additional Purchase Payments may be made to the contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in variable investment options, in one or more index-linked accounts, or both.
You invest in the index-linked portion of the contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. The gain for each Indexed Segment is limited by a specified Performance Cap, and your Contract Value will not be impacted by any loss up to the applicable Protection Level if you hold for the length of the term. The returns on the 6-year Indexed Accounts are calculated either with an Annual Lock or without an Annual Lock. An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term.
The Indexed Accounts of the contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.
The available Indexed Accounts are listed below:
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1-Year Indexed Accounts
S&P 500® (1), 10% Protection
S&P 500®, 100% Protection
Russell 2000® (2), 10% Protection
Capital Strength Net Fee IndexSM (3), 10% Protection
MSCI EAFE(4), 10% Protection
6-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 20% Protection
S&P 500®, 30% Protection
Russell 2000®, 10% Protection
Russell 2000®, 20% Protection
Russell 2000®, 30% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM , 10% Protection
Annual Lock MSCI EAFE, 10% Protection
We calculate an Interim Value in the event you take a withdrawal in the middle of a term. The Interim Value calculation is not based on the value of the Index. This means that you could have a negative performance, even if the Index Value has increased. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 12 of this prospectus for more information.
All Purchase Payments allocated to underlying funds will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the contract. The contracts are not bank deposits and are not endorsed by any bank or government agency.
The available Subaccounts are listed below:
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. Equally-Weighted S&P 500 Fund5
American Funds Insurance Series®
American Funds Asset Allocation Fund
American Funds Growth Fund
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund
Fidelity® Variable Insurance Products
Fidelity® VIP Mid Cap Portfolio
First Trust Variable Insurance Trust
First Trust/Dow Jones Dividend & Income Allocation Portfolio6
Franklin Templeton Variable Insurance Products Trust
Franklin Rising Dividends VIP Fund
JPMorgan Insurance Trust
JPMorgan Insurance Trust Core Bond Portfolio
Lincoln Variable Insurance Products Trust
LVIP Government Money Market Fund
LVIP MFS Value Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA International Index Fund
LVIP SSGA S&P 500 Index Fund4
LVIP SSGA Small-Cap Index Fund

This prospectus gives you information about the contract that you should know before you decide to buy a contract and make Purchase Payments. The risk of loss can become greater in the case of an early withdrawal due to the Interim Value of such withdrawals. You should also review the prospectuses for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
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More information about the contract is in the current Statement of Additional Information (SAI), dated the same date as this prospectus. The SAI is incorporated by reference into this prospectus and is legally part of this prospectus. The SAI is part of the registration statement filed on Form N-4. For a free copy of the SAI, write: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. The SAI and other information about Lincoln Life and the VAA are also available on the SEC's website (http://www.sec.gov). There is a table of contents for the SAI on the last page of this prospectus.
1 The S&P 500 Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company. Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.
2 The Russell 2000 Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”), and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which The Lincoln National Life Insurance Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with The Lincoln National Life Insurance Company product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to The Lincoln National Life Insurance Company or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to Lincoln Financial Group (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 MSCI Price Return EAFE. The securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities, or any index on which such securities are based. The Prospectus contains a more detailed description of the limited relationship MSCI has with Lincoln Financial Group and any related funds.
5 Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
6 Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
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4

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contractowner (you, your, owner)—The person who can exercise the rights within the contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the contract and starting with each contract anniversary after that.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Fee-Based Financial Plan—A wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisers, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to effect the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An investment option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an Index over a period of time, adjusted for the Protection Level and subject to the Performance Cap.

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Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of any negative index performance of an Indexed Account that the Company will absorb.
Purchase Payments—Amounts paid into the contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member
of the selling group (broker-dealers who have selling agreements with us for the products described in this prospectus) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Summary of Common Questions
What kind of contract am I buying? It is an individual variable and/or index-linked deferred annuity contract between you and Lincoln Life. This contract and certain riders, benefits, service features and enhancements may not be available in all states, and the charges may vary in certain states. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
Who can purchase this contract? This contract is issued as part of a Fee-Based Financial Plan. A Fee-Based Financial Plan generally refers to a wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisors, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services. You may be able to pay this fee by taking partial withdrawals from your Contract Value. See Additional Services for more information.
What is the Variable Annuity Account (VAA)? It is a separate account we established under Indiana insurance law, and registered with the SEC as a unit investment trust. VAA assets are allocated to one or more Subaccounts, according to your investment choices. VAA assets are not chargeable with liabilities arising out of any other business which we may conduct. See Variable Annuity Account.
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate includes a Performance Cap, which is the maximum percentage amount you can earn during the Indexed Term and a Protection Level, which is the percentage of any negative index performance we will absorb. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value and Performance Cap. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level it provides, and whether or not the calculation includes an Annual Lock.
The Performance Cap and Protection Level will not change during an Indexed Term. At the end of the Index Term, new Indexed Segments will be available which may have different Performance Caps and different Protection Levels. We will notify you in advance of your Indexed Anniversary Date. If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims paying ability of Lincoln Life.
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the Index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the Index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with a Protection Level will be available or that a particular Index will be available in the future. If an Index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative Index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
What are my investment choices? You may allocate your Purchase Payments to the VAA or to one or more Indexed Segments. Based upon your instruction, Purchase Payments into the VAA will be applied to one or more of the Subaccounts, which, in turn, invest in a corresponding underlying fund. Each fund holds a portfolio of securities consistent with its investment policy. See Investments of the Variable Annuity Account – Description of the Funds. Purchase Payments into the Indexed Segments will be held in a non-insulated separate account and payments are subject to the financial strength of the Company. Indexed Accounts with Indexed Terms of 1 or 6 years are currently available. The currently offered Indices are S&P 500® Price Return Index, Russell 2000® Price Return Index, MSCI EAFE Price Return Index and Capital Strength Net Fee IndexSM. See Indexed Accounts.
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Who invests my money? Several different investment advisers manage the investment options for the Subaccounts. See Investments of the Variable Annuity Account – Description of the Funds. Assets allocated to the Indexed Segments are invested by the investment advisers of the Company’s general account.
How does the contract work? If we approve your application, we will send you a contract. When you make Purchase Payments during the accumulation phase, you buy Accumulation Units with amounts allocated to the variable side of the contract. Amounts allocated to the Indexed Accounts are valued each day, as described in the Interim Value section. If you decide to receive an Annuity Payout, your Accumulation Units are converted to Annuity Units. Your Annuity Payouts will be based on the number of Annuity Units you receive and the value of each Annuity Unit on payout days. Indexed Accounts are not available for Annuity Payouts (except i4LIFE® Indexed Advantage). A fixed Annuity Payout is also available. See The Contracts.
What charges do I pay under the contract? We apply a Product Charge to the daily net asset value in the Subaccounts for the Death Benefit you select. The Product Charge consists of a mortality and expense risk charge and an administrative charge. There is also a charge for any riders applicable to your contract. See Charges and Other Deductions.
We will deduct any applicable premium tax from Purchase Payments or Contract Value, unless the governmental entity dictates otherwise, at the time the tax is incurred or at another time we choose.
See Expense Tables and Charges and Other Deductions for information regarding additional fees and expenses that may be incurred.
The funds’ investment management fees, expenses and expense limitations, if applicable, are more fully described in the prospectuses for the funds.
Charges may also be imposed during the Annuity Payout period. See Annuity Payouts.
For information about the compensation we pay for sales of contracts, see The Contracts – Distribution of the Contracts.
Am I limited in the amount of Purchase Payments I can make into the contract? Your Purchase Payments are flexible but subject to the following limitations. Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. Upon providing advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract, including those made into any or all of the Indexed Accounts.
How will my Annuity Payouts be calculated? If you decide to annuitize, you may select an annuity option and start receiving Annuity Payouts from your contract as a fixed option or variable option or a combination of both. See Annuity Payouts - Annuity Options. Any portion of Contract Value invested in the Indexed Accounts must be transferred to the VAA prior to the annuitization, or must be used to purchase a fixed annuity. Remember that participants in the VAA benefit from any gain, and take a risk of any loss, in the value of the securities in the funds' portfolios, which would decrease the amount applied to any payout option and the related payments.
What happens if I die before I annuitize? The Death Benefit may be paid upon the death of either the Contractowner or the Annuitant. Upon the death of the Contractowner, your Beneficiary will receive Death Benefit proceeds. Your Beneficiary has options as to how the Death Benefit is paid. In the alternative, upon the death of the Annuitant the Contractowner may choose to receive a Death Benefit. See The Contracts – Death Benefit.
What are the Death Benefit options available under my Contract? The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of your current Contract Value (including the Interim Value of the Indexed Accounts) or the sum of all Purchase Payments (reduced by withdrawals) as of the date the death claim is approved for payment. The Account Value Death Benefit is also available, which provides a Death Benefit equal to the Contract Value (including the Interim Value) on the date we approve the death claim for payment. See The Contracts – Death Benefits for a complete description of these Death Benefit options. Refer to the i4LIFE® Indexed Advantage Death Benefits for specific Death Benefit features when i4LIFE® Indexed Advantage is elected.
What happens if I die on or after the Annuity Commencement Date? Once you reach the Annuity Commencement Date, any applicable Death Benefit will terminate.
May I transfer Contract Value between variable options and between the Subaccounts and Indexed Accounts? Yes, subject to certain restrictions. Generally, transfers made before the Annuity Commencement Date are restricted to no more than 12 per Contract Year. There is no charge for a transfer. Transfers into new Indexed Segments can only be made on the Indexed Anniversary Date. Transfers out of the Indexed Segments will be made at Interim Value unless your transfer occurs on the End Date. No transfers can be made into existing Indexed Segments. The minimum amount that can be transferred to an Indexed Account is $2,000. See The Contracts – Transfers on or Before the Annuity Commencement Date and Transfers After the Annuity Commencement Date.
What is i4LIFE® Indexed Advantage? i4LIFE® Indexed Advantage is an Annuity Payout option, available for purchase at an additional charge, that provides periodic lifetime income payments. During the Access Period, you have access to your Account Value, which means you have a Death Benefit and may surrender the contract or make withdrawals.
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May I surrender the contract or make a withdrawal? Yes, subject to contract requirements and to the restrictions of any qualified retirement plan for which the contract was purchased. If you surrender the contract or make a withdrawal, certain surrender charges may apply. Withdrawals or surrenders from the Indexed Accounts will be at Interim Value unless the surrender or withdrawal occurs on the End Date. A portion of surrender or withdrawal proceeds may be taxable. In addition, if you decide to take a distribution before age 59½, a 10% Internal Revenue Service (IRS) additional tax may apply. A surrender or a withdrawal also may be subject to 20% withholding. See The Contracts – Surrenders and Withdrawals, Charges and Other Deductions and Federal Tax Matters.
Can I cancel this contract? Yes. You can cancel the contract within ten days (in some states longer) of the date you first receive the contract. You need to return the contract, postage prepaid, to our Home Office. In most states you assume the risk of any market drop on Purchase Payments you allocate to the variable side of the contract and the Interim Value of the Indexed Segments. See Return Privilege.
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Expense Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract.
The first table describes the fees and expenses that you will pay at the time that you surrender or make a withdrawal from the contract. State premium taxes may also be deducted. The premium tax rates range from zero to 5%.
CONTRACTOWNER TRANSACTION EXPENSES
Accumulation Phase:
There are no sales charges, deferred sales charges, or surrender charges associated with this contract.

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
•	Table A reflects the subaccount expenses for the VAA.
•	Table B reflects the i4LIFE® Indexed Advantage Rider Charge.

TABLE A
Subaccount Expenses for the VAA
VAA Separate Account Annual Expenses (as a percentage of average daily net assets in the Subaccounts):[1]
Guaranteed Maximum and Current Product Charges:
Guarantee of Principal Death Benefit
Mortality and Expense Risk Charge	0.20%
Administrative Charge	0.10%
Total Separate Account Expenses	0.30%
Account Value Death Benefit
Mortality and Expense Risk Charge	0.10%
Administrative Charge	0.00%
Total Separate Account Expenses	0.10%
[1]	The Product Charge is 0.10% after the Annuity Commencement Date.

TABLE B
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage rider charge:[1]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index-linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next item shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the contract. The expenses are for the year ended December 31, 2017, adjusted to reflect anticipated changes in fees and expenses, or, for new portfolios, are based on estimates for the current fiscal year. More detail concerning each fund's fees and expenses is contained in the prospectus for each fund.
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	Minimum	Maximum
Total Annual Fund Operating Expenses (expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.49%	1.23%
Total Annual Fund Operating Expenses (after contractual waivers/reimbursements*)	0.49%	1.20%
*Some of the funds have entered into contractual waiver or reimbursement arrangements that may reduce fund management and other fees and/or expenses during the period of the arrangement. These arrangements vary in length, but no arrangement will terminate before April 30, 2019. There can be no assurance that fund expense waivers or reimbursements will be extended beyond their current terms as outlined in each fund prospectus, and they may not cover certain expenses such as extraordinary expenses. Certain of these arrangements may provide that amounts previously waived or reimbursed may be recovered in future years. See each fund prospectus for complete information regarding annual operating expenses and any waivers or reimbursements in effect for a particular fund.
The following table shows the expenses charged by each fund for the year ended December 31, 2017:
(as a percentage of each fund’s average net assets):
	Management Fees (before any waivers/ reimburse- ments)	+	12b-1 Fees (before any waivers/ reimburse- ments)	+	Other Expenses (before any waivers/ reimburse- ments)	+	Acquired Fund Fees and Expenses	=	Total Expenses (before any waivers/ reimburse- ments)	Total Contractual waivers/ reimburse- ments (if any)	Total Expenses (after Contractual waivers/ reimburse- ments)
American Funds Asset Allocation Fund - Class 4	0.27%		0.25%		0.27%		0.00%		0.79%	0.00%	0.79%
American Funds Growth Fund - Class 4	0.33%		0.25%		0.27%		0.00%		0.85%	0.00%	0.85%
BlackRock Global Allocation V.I. Fund - Class III	0.63%		0.25%		0.25%		0.01%		1.14%	-0.13%	1.01%
Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.54%		0.25%		0.09%		0.00%		0.88%	0.00%	0.88%
First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I	0.60%		0.25%		0.38%		0.00%		1.23%	-0.03%	1.20%
Franklin Rising Dividends VIP Fund - Class 4	0.60%		0.35%		0.02%		0.00%		0.97%	0.00%	0.97%
Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares	0.12%		0.25%		0.20%		0.00%		0.57%	0.00%	0.57%
JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.40%		0.25%		0.22%		0.00%		0.87%	-0.02%	0.85%
LVIP Government Money Market Fund - Service Class	0.38%		0.25%		0.11%		0.00%		0.74%	0.00%	0.74%
LVIP MFS Value Fund - Service Class	0.61%		0.25%		0.07%		0.00%		0.93%	0.00%	0.93%
LVIP PIMCO Low Duration Bond Fund - Service Class	0.50%		0.25%		0.25%		0.00%		1.00%	-0.04%	0.96%
LVIP SSGA International Index Fund - Service Class	0.40%		0.25%		0.11%		0.00%		0.76%	-0.12%	0.64%
LVIP SSGA S&P 500 Index Fund - Service Class	0.17%		0.25%		0.07%		0.00%		0.49%	0.00%	0.49%
LVIP SSGA Small-Cap Index Fund - Service Class	0.32%		0.25%		0.08%		0.00%		0.65%	0.00%	0.65%
Certain underlying funds have reserved the right to impose fees when fund shares are redeemed within a specified period of time of purchase (“redemption fees”) which are not reflected in the table above. As of the date of this prospectus, none have done so. See The Contracts - Market Timing for a discussion of redemption fees.
For information concerning compensation paid for the sale of the contracts, see Distribution of the Contracts.
EXAMPLES
The following Example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Contractowner transaction expenses, contract fees, separate account annual expenses, and fund fees and expenses. The Example has been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:
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1 year	3 years	5 years	10 years
$196	$606	$1,042	$2,254
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$196	$606	$1,042	$2,254
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$156	$483	$834	$1,823
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$156	$483	$834	$1,823
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
Risk Factors
This section describes potential risks associated with your contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s can experience outages or slowdowns for a variety of reasons and may not always be available. These outages or slowdowns may delay or prevent our processing your surrender, withdrawal, or transfer request.
Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level you choose. The Protection Level exists for the full term of the Indexed Segment including Segments with Annual Locks. When you move into a new Indexed Segment after the end of an Indexed Term the performance will be calculated for the new Segment, which may have a new Protection Level, which could also result in a loss. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the percentage amount in excess of the Protection Level percent. For example, if you chose a 10% Protection Level, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable Index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate is lower for contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a
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negative performance, even if the value of the Index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
4.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
5.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the Index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by Index prices between the Annual Lock anniversaries.
6.	We may change the Index on a particular Indexed Account if the Index is discontinued or if we feel the Index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated.
7.	The available Indexed Accounts with applicable Performance Caps and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels and Performance Caps are available to you. There is no guarantee that an Indexed Account will be available in the future. You should make sure the Segment(s) you select is appropriate for your investment goals.
8.	The risks associated with the currently available Indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	Russell® 2000 Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
9.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
10.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these Indices would have.
11.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
12.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
4.	Certain classes of funds are subject to risk factors as outlined below:
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a. Certain funds offered as part of this contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An advisor affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your contract.
5.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
6.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
Cyber Security
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future.
Condensed Financial Information
Since no sales of this product occurred before the date of this prospectus, financial information for the Subaccounts is not included in this prospectus or in the SAI.
Investment Results for the VAA
At times, the VAA may compare its investment results to various unmanaged indices or other variable annuities in reports to shareholders, sales literature and advertisements. The results will be calculated on a total return basis for various periods. Total returns include the reinvestment of all distributions, which are reflected in changes in unit value. The money market Subaccount's yield is based upon investment performance over a 7-day period, which is then annualized.
There can be no assurance that a money market fund will be able to maintain a stable net asset value of $1.00 per share. During periods of low interest rates, the yield of a money market fund may become extremely low and possibly negative. In addition, if the yield of a Subaccount investing in a money market fund becomes negative, due in part to Contract fees and expenses, your Contract Value may decline. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The sponsor of a money market fund has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. If, under SEC rules, a money market fund suspends payments of redemption proceeds, we will delay payment of any transfer, withdrawal, or benefit from a Subaccount investing in the money market fund until the fund resumes payment. If, under SEC rules, a money market fund institutes a liquidity fee, we may assess the fee against your Contract Value if a payment is made to you from a Subaccount investing in the money market fund.
The annual performance of the Subaccounts are based on past performance and do not indicate or represent future performance.
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Investment Results for the Indexed Accounts
It is possible that you will not earn any gain on investments in the Indexed Segments. Investments in the Indexed Segments are not guaranteed unless you have elected the 100% Protection Level and hold the investment until the end of the Indexed Term. There is a risk of substantial loss of your principal. You agree to absorb all losses that exceed the Protection Level percentage you select.
The Lincoln National Life Insurance Company
The Lincoln National Life Insurance Company (Lincoln Life or Company), organized in 1905, is an Indiana-domiciled insurance company, engaged primarily in the direct issuance of life insurance contracts and annuities. Lincoln Life is wholly owned by Lincoln National Corporation (LNC), a publicly held insurance and financial services holding company incorporated in Indiana. Lincoln Life is obligated to pay all amounts promised to Contractowners under the contracts.
The portion of your Contract Value invested in the Indexed Segments is part of our general account. Therefore, any amounts that we may pay under the contract in excess of the value in the Subaccounts are subject to our financial strength, claims-paying ability, credit worthiness, and our long-term ability to make such payments.
We issue other types of insurance policies and financial products as well. In addition to any amounts we are obligated to pay in excess of Subaccounts under the contracts, we also pay our obligations under these products from our assets in the general account. Moreover, unlike assets held in the VAA, the assets of the general account are subject to the general liabilities of the Company and, therefore, to the Company’s general creditors. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other Contractowner obligations.
The general account is not segregated or insulated from the claims of the insurance company’s creditors. Investors look to the financial strength of the insurance companies for these insurance guarantees. Therefore, guarantees provided by the insurance company as to benefits promised in the prospectus are subject to the claims paying ability of the insurance company and are subject to the risk that the insurance company may not be able to cover or may default on its obligations under those guarantees.
Our Financial Condition.  Among the laws and regulations applicable to us as an insurance company are those which regulate the investments we can make with assets held in our general account. In general, those laws and regulations determine the amount and type of investments which we can make with general account assets.
In addition, state insurance regulations require that insurance companies calculate and establish on their financial statements, a specified amount of reserves in order to meet the contractual obligations to pay the claims of our Contractowners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital in excess of liabilities, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on assets held in our general account, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
How to Obtain More Information.  We encourage both existing and prospective Contractowners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). Our audited GAAP financial statements, as well as the financial statements of the VAA, are located in the SAI. If you would like a free copy of the SAI, please write to us at: PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. In addition, the SAI is available on the SEC’s website at http://www.sec.gov. You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.LincolnFinancial.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability. Additional information about rating agencies is included in the SAI.
Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. Through its affiliates, Lincoln Financial Group offers annuities, life, group life and disability insurance, 401(k) and 403(b) plans, and comprehensive financial planning and advisory services.
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Financial Statements
The December 31, 2017 financial statements of the VAA and the December 31, 2017 consolidated financial statements of Lincoln Life are located in the SAI. The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
This contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Protection Level it provides, and whether or not the performance crediting method includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own Start Date, Crediting Base, Performance Cap, Performance Rate, Contract Value, and End Date.
At this time, the available Indexed Accounts are:
1-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 100% Protection
Russell 2000®, 10% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 20% Protection
S&P 500®, 30% Protection
Russell 2000®, 10% Protection
Russell 2000®, 20% Protection
Russell 2000®, 30% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM , 10% Protection
Annual Lock MSCI EAFE, 10% Protection
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. An index is unmanaged and not available for direct investments.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks. An index is unmanaged and not available for direct investments.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East. An index is unmanaged and not available for direct investments.
Capital Strength Net Fee IndexSM(NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM. An index is unmanaged and not available for direct investment.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an Index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index), we reserve the right to select an alternative Index and we will notify the Contractowner of such changes. In selecting an alternative Index we will attempt to approximate the performance of the
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original Index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an Index is subject to approval by the state insurance authorities where the contract and rider were issued, if required by law. A change to the Index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the Index, we will also state how the change will impact your Performance Rate. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount. Investments in new Segments are available on an Indexed Anniversary Date.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your contract. This is the Indexed Anniversary Date for the life of your contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year Indexed Segment, as long as the 1-Year Indexed Segment begins on the Indexed Anniversary Date for your contract. If you have more than one 6-Year Term Indexed Segment in effect at any time, these Indexed Segments must have the same Start Date and End Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting Methods. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day. Performance is calculated differently depending on whether or not the Indexed Account contains Annual Locks. An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date.
Indexed Segments Without Annual Locks. For an Indexed Segment without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date. The difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If the percentage change is negative but is absorbed by the Protection Level percentage, the Performance Rate equals zero. If the percentage change is negative, and is greater than the Protection Level percentage, the Performance Rate is equal to the percentage change in excess of the Protection Level. The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Index Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A plus (A times B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
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Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year with a 10% Performance Cap
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
Indexed Start Date	Index Value	Index % Change	Account Performance Rate (adjusted for Cap)	Segment Maturity Value
1/8/2019	1,679	+7%	+7%	$107,000
1/8/2020	1,880	+12%	+10%	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2019 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment. (The numbers were rounded for ease of understanding.)
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Indexed Segment with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as above, except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of each Indexed Anniversary’s performance as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Percentage Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Index Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the percentage remaining after the Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 6-Year with Annual Locks with a 10% Performance Cap and 10% Protection Level
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index Value	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2019	1,679	+7%	+7%	$7,000	$107,000
1/8/2020	1,880	+12%	+10%	$10,700	$117,700
1/8/2021	1,636	-13%	-3%	-$3,531	$114,169
1/8/2022	1,554	-5%	-0%	0	$114,169
1/8/2023	1,632	+5%	+5%	+$5,708	$119,877
1/8/2024	1,909	+10%	+10%	+$11,988	$131,865

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Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculations apply. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received at least two business days prior to the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Performance Cap. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. If an Indexed Account with Annual Lock is selected, the Performance Cap is the maximum percentage that can be credited each year during the Indexed Term. The Performance Cap may vary depending on the Death Benefit option, the index, and the Protection Level you select. Typically, Indexed Segments with greater Protection Levels have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
Subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new contracts or for other contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value during the Indexed Term if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative Performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2019
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
Indexed Term Segment End Date = 1/8/2020
Index Value at end of term = 1,298
Index Value percentage change = -3%
Indexed Segment Maturity Value = $95,000
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
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Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Index Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate (with a Cap or Protection Level) as described above. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable Index at the end of the Indexed Term, including the impacts of the Cap and Protection Level. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix A of this prospectus. In simplified terms, the calculation is the lesser of A or B:
A = the present value of the Indexed Crediting Base (or, for Annual Lock Indexed Accounts, the initial Crediting Base, as adjusted for transactions) plus the current fair value of a replicating package of derivatives that replicates the Segment Maturity Value (if it was held to the End Date) based on the Index Performance and taking into account the Protection Level and Performance Cap.
B = the Indexed Crediting Base times (1 + the pro rata portion of the Performance Cap) (which is calculated differently for the 6 year Annual Lock method).
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	7.25%	82%	82%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$(198)	$(197)	$(165)
3. Sum of 1 + 2	$796	$800	$771
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$796	$800	$771

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$(20)	$(20)	$(5)
3. Sum of 1 + 2	$973	$977	$932
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$973	$977	$932

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Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$68	$203	$231
3. Sum of 1 + 2	$1,061	$1,200	$1,167
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$1,054	$1,200	$1,167

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$71	$401	$353
3. Sum of 1 + 2	$1,064	$1,398	$1,289
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$1,054	$1,398	$1,171

Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Variable Annuity Account (VAA)
On November 3, 1997, the VAA was established as an insurance company separate account under Indiana law. It is registered with the SEC as a unit investment trust under the provisions of the Investment Company Act of 1940 (1940 Act). The VAA is a segregated investment account, meaning that its assets may not be charged with liabilities resulting from any other business that we may conduct. Income, gains and losses, whether realized or not, from assets allocated to the VAA are, in accordance with the applicable annuity contracts, credited to or charged against the VAA. They are credited or charged without regard to any other income, gains or losses of Lincoln Life. We are the issuer of the contracts and the obligations set forth in the contract, other than those of the Contractowner, are ours. The VAA satisfies the definition of a separate account under the federal securities laws. We do not guarantee the investment performance of the VAA. Any investment gain or loss depends on the investment performance of the funds. You assume the full investment risk for all amounts allocated to the VAA.
The VAA is used to support other annuity contracts offered by us in addition to the contracts described in this prospectus. The other annuity contracts supported by the VAA generally invest in the same funds as the contracts described in this prospectus. These other annuity contracts may have different charges that could affect the performance of their Subaccounts, and they offer different benefits.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Investment Advisers
As compensation for its services to the funds, each investment adviser for each fund receives a fee from the funds which is accrued daily and paid monthly. This fee is based on the net assets of each fund, as defined in the prospectuses for the funds.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that
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such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.43%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Description of the Funds
Each of the Subaccounts of the VAA is invested solely in shares of one of the funds available under the contract. Each fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders of that fund.
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Following are brief summaries of the fund descriptions. More detailed information may be obtained from the current prospectus for each fund. You should read each fund prospectus carefully before investing. Prospectuses for each fund are available by contacting us. In addition, if you receive a summary prospectus for a fund, you may obtain a full statutory prospectus by referring to the contact information for the fund company on the cover page of the summary prospectus. Please be advised that there is no assurance that any of the funds will achieve their stated objectives.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds), advised by Invesco Advisers, Inc.
•	Invesco V.I. Equally-Weighted S&P 500 Fund (Series II Shares): To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.
American Funds Insurance Series®, advised by Capital Research and Management Company
•	American Funds Asset Allocation Fund (Class 4): High total return (including income and capital gains) consistent with preservation of capital over the long term.
•	American Funds Growth Fund (Class 4): Growth of capital.
BlackRock Variable Series Funds, Inc., advised by BlackRock Advisors, LLC
•	BlackRock Global Allocation V.I. Fund (Class III): High total investment return.
Fidelity® Variable Insurance Products, advised by Fidelity Management and Research Company
•	Fidelity® VIP Mid Cap Portfolio (Service Class 2): Long-term growth of capital.
First Trust Variable Insurance Trust, advised by First Trust Advisors L.P.
•	First Trust/Dow Jones Dividend & Income Allocation Portfolio (Class I): To provide total return by allocating among dividend-paying stocks and investment grade bonds.
Franklin Templeton Variable Insurance Products Trust, advised by Franklin Advisers, Inc. for the Franklin Income VIP Fund
•	Franklin Rising Dividends VIP Fund (Class 4): Long-term capital appreciation; preservation of capital is also an important consideration.
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JPMorgan Insurance Trust, advised by J.P. Morgan Investment Management Inc.
•	JPMorgan Insurance Trust Core Bond Portfolio (Class 2): To maximize total return by investing primarily in a diversified portfolio of intermediate and long-term debt securities.
Lincoln Variable Insurance Products Trust, advised by Lincoln Investment Advisors Corporation
•	LVIP Government Money Market Fund (Service Class): Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).
•	LVIP MFS Value Fund (Service Class): Capital appreciation.
•	LVIP PIMCO Low Duration Bond Fund (Service Class): To seek a high level of current income consistent with preservation of capital.
•	LVIP SSGA International Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.
•	LVIP SSGA S&P 500 Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.
•	LVIP SSGA Small-Cap Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
The funds currently engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The funds do not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
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•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are incorporated in the contract and cannot be changed);
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to absorbing losses equal to the Protection Levels in Indexed Accounts; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from mortality and expense risk charges deducted from the account. We may profit from one or more of the fees and charges deducted under the contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the contracts.
Deductions from the VAA
For the base contract, we apply to the average daily net asset value of the Subaccounts a Product Charge which is equal to an annual rate of:

Guarantee of Principal Death Benefit	0.30%
Account Value Death Benefit	0.10%
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the contract.
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Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The mortality and expense risk and administrative charge of 0.10% of the value in the VAA will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The maximum commission paid to broker-dealers selling this contract is 6% of Purchase Payments. See Distribution of the Contracts for further information.
The Contracts
Contracts Offered in this Prospectus
This contract offers you Indexed Accounts, Subaccounts, the optional Guarantee of Principal Death Benefit, and various Annuity Payout options.
Purchase of Contracts
If you wish to purchase a contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a contract is prepared and executed by our legally authorized officers. The contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to our retaining the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
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The Guarantee of Principal Death Benefit is available for both qualified and nonqualified contracts, and can only be elected at the time the contract is purchased.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase this contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the contract (including annuity income benefits) before purchasing the contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a contract described in this prospectus. Surrender charges may be imposed on your existing contract. The benefits offered under this contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the contract will remain in force, however, we may terminate the contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value and the Annuity Unit value and value of the Indexed Segment will not change.
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Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocation made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your broker-dealer in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your representative’s broker-dealer. Purchase Payments submitted to us by your broker-dealer through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your broker-dealer prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your broker-dealer after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap and the Protection Level for your elected Indexed Account that were in effect on the date your application was received at the Home Office for any Purchase Payments allocated to the Indexed Accounts during this 30-day period. If you elect the rate hold, all Purchase Payments will be held in a non-interest bearing transfer account for 30 days (or the next Valuation Day), and then will be allocated to the Indexed Account(s) selected. Purchase Payments received after day 30 will be allocated to the variable Subaccounts you selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
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Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing programs elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office using a fax or other electronic means. In addition, withdrawal and transfer requests may be made by telephone, subject to certain restrictions. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures,
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Contractowners and other persons with interests under the contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer
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requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner.
As Contractowner, you have all rights under the contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a contract has joint owners, the joint owners shall be treated as having equal undivided interests in the contract. Either owner, independently of the other, may exercise any ownership rights in this contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
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Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Index Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2017 Allocation to Indexed Segment = $80,000
1/1/2017 Indexed Crediting Base = $80,000
6/1/2017 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals from Indexed Accounts will be at Interim Value. See – Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each variable account Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
Fees Associated with Fee-Based Financial Plans. You have purchased this contract as part of a Fee-Based Financial Plan whereby an investment firm or professional offers investment advice for a fee. The fee for this advice is covered in a separate agreement between you and the firm or professional, and is in addition to the fees and expenses that apply to this contract. You may elect to have the fee paid to your investment firm or professional from your Contract Value by using AWS, if certain conditions apply.
Partial withdrawals to pay the fee may be taken automatically by enrolling in an AWS designated specifically for this purpose. Withdrawals are available in monthly, quarterly, semi-annual, or annual frequencies. You may enroll in this service by completing the appropriate election form that is available from your investment adviser. Additionally, you may authorize your investment adviser to set up or change your AWS program, or to take one-time withdrawals to pay for the advisory fee. Once you have elected this service, it will continue until you instruct us in writing to terminate it. Withdrawals under this AWS option will be noted on your quarterly statement as an advisory fee withdrawal. This service may not be available through all broker-dealers.
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This service is not available if i4LIFE® Indexed Advantage is in effect and will automatically terminate upon election of i4LIFE® Indexed Advantage.
These withdrawals may decrease your guarantees under a Death Benefit rider. Advisory fee withdrawals may also have tax consequences. For nonqualified contracts, partial withdrawals to pay the advisory fee will be treated as a distribution for federal tax purposes, and will be reported as income on Form 1099R. For qualified contracts, partial withdrawals to pay the advisory fee will not be reported as a distribution from the contract.
We reserve the right to discontinue any or all of these administrative services at any time.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
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Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. (Your contract may refer to this benefit as the Contract Value Death Benefit.)
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the contract as sole Contractowner. Upon the death of the spouse who continued the contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the contract. Any portion of the Death Benefit that would have been payable (if the contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
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•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
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Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit of the entire Account Value will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The
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annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this contract, as determined by us in accordance with the Internal Revenue Code.
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary and,
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to annuity units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce
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the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage Rider Date.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the contract and receive full payment of the Death Benefit or may elect to continue the contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
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If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any Withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters.
Surrender. At any time prior to the end of the Access Period, you may surrender the contract by withdrawing the surrender value. If the contract is surrendered, the contract terminates and no further Periodic Income Payments will be made.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire contract..
Annuity Payouts
When you apply for a contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your broker-dealer may recommend that you annuitize at an earlier age.
The contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
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You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. Fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
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•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your contract, we will send you a letter at your last address we have on file, to inform you that your contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market sub-account until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
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This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a contract covered by this prospectus. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA. The Principal Underwriter has entered into selling agreements with Lincoln Financial Advisors Corporation and/or Lincoln Financial Securities Corporation (collectively “LFN”), also affiliates of ours. The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You may ask your registered representative how he/she will personally be compensated, in whole or in part, for the sale of the contract to you or for any alternative proposal that may have been presented to you. You may wish to take such compensation payments into account when considering and evaluating any recommendation made to you in connection with the purchase of a contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to LFN. Lincoln Life also pays for the operating and other expenses of LFN, including the following sales expenses: registered representative training allowances; compensation and bonuses for LFN's management team; advertising expenses; and all other expenses of distributing the contracts. LFN registered representatives and their managers are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements. In addition, LFN registered representatives who meet certain productivity, persistency and length of service standards and/or their managers may be eligible for additional compensation. Sales of the contracts may help LFN registered representatives and/or their managers qualify for such benefits. LFN registered representatives and their managers may receive other payments from us for services that do not directly involve the sale of the contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.
Compensation Paid to Unaffiliated Selling Firms. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts. LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales promotions relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm does not receive additional compensation, or
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lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2017 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the contract. Contracts, endorsements and riders may vary as required by state law. Questions about your contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the contract (or the Code must treat the contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the contract pays tax currently on the excess of the Contract Value over the investment in the contract. Examples of contracts where the owner pays current tax on the contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
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•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a contract is issued to a taxpayer that is not an individual, or if a contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the contract. This rule also does not apply to a contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the rest of this discussion assumes that your contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the contract. This income (and all other income from your contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the contract. In certain circumstances, your Purchase Payments and investment in the contract are reduced by amounts received from your contract that were not included in income. Surrender and reinstatement of your contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
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•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the contract not yet distributed from the contract. All Annuity Payouts in excess of the investment in the contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income”, or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the contract not previously received. The new owner’s investment in the contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
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Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the contract with the various types of qualified retirement plans. Persons planning to use the contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 70½ or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
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Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the contract in certain minimum amounts by April 1 of the year following the year you attain age 70½ or retire, if later. You are required to take distributions from your traditional IRAs by April 1 of the year following the year you reach age 70½. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy), or
•	Distribution received as reimbursement for certain amounts paid for medical care.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income”, or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your contract are not included in the calculation of unearned income because your contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution
46

was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the contract when we issue the contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion
47

as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account – Fund Shares.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to The Lincoln National Life Insurance Company at PO Box 2348, Fort Wayne, IN 46801-2348. A contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period.
For contracts written in those states whose laws require that we assume this market risk during the free-look period, a contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this contract within the free-look period, we reserve the right not to accept another application for this contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with The Bank of New York Mellon, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania, 15258, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
Electronic Delivery
You may elect to receive your prospectus, prospectus supplements, quarterly statements, and annual and semiannual reports electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
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Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report of Form 10-K for the period ended December 31, 2017 is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company and its subsidiaries or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company and its subsidiaries, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such legal proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Contents of the Statement of Additional Information (SAI)
for Lincoln Life Variable Annuity Account N
Item
Special Terms
Services
Principal Underwriter
Purchase of Securities Being Offered
Annuity Payouts
Determination of Accumulation and Annuity Unit Value
Capital Markets
Advertising & Ratings
About the Indices
Unclaimed Property
Additional Services
Other Information
Financial Statements
For a free copy of the SAI complete the form below:
Statement of Additional Information Request Card
Lincoln Level AdvantageSM Advisory
Lincoln Life Variable Annuity Account N

Please send me a free copy of the current Statement of Additional Information for Lincoln Life Variable Annuity Account N Lincoln Level AdvantageSM Advisory.
(Please Print)
Name:

Address:

City

State

Zip

Mail to The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348.
51

Appendix A – Interim Value Calculation
Interim Value for Indexed Segment(s) with no Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata portion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by ((1 + G) X H) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed in the Indexed Term divided by total days in the Indexed Term.
Interim Value for Indexed Segment(s) with Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata proportion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The maximum Reference Rate is the average U.S. Treasury Constant Maturity yield plus the LMVA Composite OAS Index rate. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment. The average is measured using yields on the 1st, 8th, 15th, and 22nd day of the calendar month preceding the calendar month for which the Reference Rate applies.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
The LMVA Composite OAS Index rate will be as of the last business day of the month for which the Reference Rate applies.
A-1

If the LMVA Composite OAS Index rate is no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us.
2.	Fair Value of Replicating Portfolio of Options - We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
NOTE: This put option will always reduce the Interim Value even if the Index has increased during the Indexed Term.
The valuation of the options is based on standard models for valuing options for both the non-Annual Lock and Annual Lock Segments. For non-Annual Lock Segments, the replicating portfolio of options is equal to: A minus B minus C. For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment. The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	The pro rata portion of the Performance Cap equal to the days in the Indexed Term until the withdrawal is applied to the Indexed Crediting Base to place an upper limit on the performance credited during the Indexed Term.
A-2

Prospectus 2

Lincoln Level AdvantageSM B-Class Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 18, 2018
Home Office:
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this contract is the best product for you.
The contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this contract may be a variable or index-linked amount or both. This contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the contract.
The state in which your contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
The minimum initial Purchase Payment for the contract is $25,000. Additional Purchase Payments may be made to the contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in variable investment options, in one or more index-linked accounts, or both.
You invest in the index-linked portion of the contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. The gain for each Indexed Segment is limited by a specified Performance Cap, and your Contract Value will not be impacted by any loss up to the applicable Protection Level if you hold for the length of the term. The returns on the 6-year Indexed Accounts are calculated either with an Annual Lock or without an Annual Lock. An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term.
The Indexed Accounts of the contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.
The available Indexed Accounts are listed below:
1

1-Year Indexed Accounts
S&P 500® (1), 10% Protection
S&P 500®, 100% Protection
Russell 2000® (2), 10% Protection
Capital Strength Net Fee IndexSM (3), 10% Protection
MSCI EAFE (4), 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM, 10% Protection
Annual Lock MSCI EAFE, 10% Protection
We calculate an Interim Value in the event you take a withdrawal in the middle of a term. The Interim Value calculation is not based on the value of the Index. This means that you could have a negative performance, even if the Index Value has increased. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 12 for more information.
All Purchase Payments allocated to underlying funds will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the contract. The contracts are not bank deposits and are not endorsed by any bank or government agency.
The available Subaccounts are listed below:
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. Equally-Weighted S&P 500 Fund5
American Funds Insurance Series®
American Funds Asset Allocation Fund
American Funds Growth Fund
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund
Fidelity® Variable Insurance Products
Fidelity® VIP Mid Cap Portfolio
First Trust Variable Insurance Trust
First Trust/Dow Jones Dividend & Income Allocation Portfolio6
Franklin Templeton Variable Insurance Products Trust
Franklin Rising Dividends VIP Fund
JPMorgan Insurance Trust
JPMorgan Insurance Trust Core Bond Portfolio
Lincoln Variable Insurance Products Trust
LVIP Government Money Market Fund
LVIP MFS Value Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA International Index Fund
LVIP SSGA S&P 500 Index Fund4
LVIP SSGA Small-Cap Index Fund

This prospectus gives you information about the contract that you should know before you decide to buy a contract and make Purchase Payments. The risk of loss can become greater in the case of an early withdrawal due to any surrender charges and the Interim Value of such withdrawals. You should also review the prospectuses for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
More information about the contract is in the current Statement of Additional Information (SAI), dated the same date as this prospectus. The SAI is incorporated by reference into this prospectus and is legally part of this prospectus. The SAI is part of the registration statement filed on Form N-4. For a free copy of the SAI, write: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. The SAI and other information about Lincoln Life and the VAA are also available on the SEC's website (http://www.sec.gov). There is a table of contents for the SAI on the last page of this prospectus.
1 The S&P 500 Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company. Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by
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The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.
2 The Russell 2000 Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”), and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which The Lincoln National Life Insurance Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with The Lincoln National Life Insurance Company product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to The Lincoln National Life Insurance Company or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to Lincoln Financial Group (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 MSCI Price Return EAFE. The securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities, or any index on which such securities are based. The Prospectus contains a more detailed description of the limited relationship MSCI has with Lincoln Financial Group and any related funds.
5 Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
6 Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
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4

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contractowner (you, your, owner)—The person who can exercise the rights within the contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the contract and starting with each contract anniversary after that.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to effect the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An investment option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an Index over a period of time, adjusted for the Protection Level and subject to the Performance Cap.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of any negative index performance of an Indexed Account that the Company will absorb.

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Purchase Payments—Amounts paid into the contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for the products described in this prospectus) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Summary of Common Questions
What kind of contract am I buying? It is an individual variable and/or index-linked deferred annuity contract between you and Lincoln Life. This contract and certain riders, benefits, service features and enhancements may not be available in all states, and the charges may vary in certain states. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
What is the Variable Annuity Account (VAA)? It is a separate account we established under Indiana insurance law, and registered with the SEC as a unit investment trust. VAA assets are allocated to one or more Subaccounts, according to your investment choices. VAA assets are not chargeable with liabilities arising out of any other business which we may conduct. See Variable Annuity Account.
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate includes a Performance Cap, which is the maximum percentage amount you can earn during the Indexed Term and a Protection Level, which is the percentage of any negative index performance we will absorb. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value and Performance Cap. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level it provides, and whether or not the calculation includes an Annual Lock.
The Performance Cap and Protection Level will not change during an Indexed Term. At the end of the Index Term, new Indexed Segments will be available which may have different Performance Caps and different Protection Levels. We will notify you in advance of your Indexed Anniversary Date. If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims paying ability of Lincoln Life.
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the Index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the Index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with a Protection Level will be available or that a particular Index will be available in the future. If an Index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative Index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
What are my investment choices? You may allocate your Purchase Payments to the VAA or to one or more Indexed Segments. Based upon your instruction, Purchase Payments into the VAA will be applied to one or more of the Subaccounts, which, in turn, invest in a corresponding underlying fund. Each fund holds a portfolio of securities consistent with its investment policy. See Investments of the Variable Annuity Account – Description of the Funds. Purchase Payments into the Indexed Segments will be held in a non-insulated separate account and payments are subject to the financial strength of the Company. Indexed Accounts with Indexed Terms of 1 or 6 years are currently available. The currently offered Indices are S&P 500® Price Return Index, Russell 2000® Price Return Index, MSCI EAFE Price Return Index and Capital Strength Net Fee IndexSM. See Indexed Accounts.
Who invests my money? Several different investment advisers manage the investment options for the Subaccounts. See Investments of the Variable Annuity Account – Description of the Funds. Assets allocated to the Indexed Segments are invested by the investment advisers of the Company’s general account.
How does the contract work? If we approve your application, we will send you a contract. When you make Purchase Payments during the accumulation phase, you buy Accumulation Units with amounts allocated to the variable side of the contract. Amounts allocated to the Indexed Accounts are valued each day, as described in the Interim Value section. If you decide to receive an Annuity Payout, your Accumulation Units are converted to Annuity Units. Your Annuity Payouts will be based on the number of Annuity Units you receive
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and the value of each Annuity Unit on payout days. Indexed Accounts are not available for Annuity Payouts (except i4LIFE® Indexed Advantage). A fixed Annuity Payout is also available. See The Contracts.
What charges do I pay under the contract? We apply a Product Charge to the daily net asset value in the Subaccounts for the Death Benefit you select. The Product Charge consists of a mortality and expense risk charge and an administrative charge. There is also a charge for any riders applicable to your contract. See Charges and Other Deductions.
If you withdraw Purchase Payments, you may pay a surrender charge of a certain percentage of the surrendered or withdrawn Purchase Payment, depending upon how long those payments have been invested in the contract. For purposes of calculating surrender charges, we assume that all withdrawals prior to the sixth anniversary come first from Purchase Payments. We may waive surrender charges in certain situations. See Charges and Other Deductions – Surrender Charge.
We will deduct any applicable premium tax from Purchase Payments or Contract Value, unless the governmental entity dictates otherwise, at the time the tax is incurred or at another time we choose.
See Expense Tables and Charges and Other Deductions for information regarding additional fees and expenses that may be incurred.
The funds’ investment management fees, expenses and expense limitations, if applicable, are more fully described in the prospectuses for the funds.
Charges may also be imposed during the Annuity Payout period. See Annuity Payouts.
For information about the compensation we pay for sales of contracts, see The Contracts – Distribution of the Contracts.
Am I limited in the amount of Purchase Payments I can make into the contract? Your Purchase Payments are flexible but subject to the following limitations. Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. Upon providing advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract, including those made into any or all of the Indexed Accounts.
How will my Annuity Payouts be calculated? If you decide to annuitize, you may select an annuity option and start receiving Annuity Payouts from your contract as a fixed option or variable option or a combination of both. See Annuity Payouts - Annuity Options. Any portion of Contract Value invested in the Indexed Accounts must be transferred to the VAA prior to the annuitization, or must be used to purchase a fixed annuity. Remember that participants in the VAA benefit from any gain, and take a risk of any loss, in the value of the securities in the funds' portfolios, which would decrease the amount applied to any payout option and the related payments.
What happens if I die before I annuitize? The Death Benefit may be paid upon the death of either the Contractowner or the Annuitant. Upon the death of the Contractowner, your Beneficiary will receive Death Benefit proceeds. Your Beneficiary has options as to how the Death Benefit is paid. In the alternative, upon the death of the Annuitant the Contractowner may choose to receive a Death Benefit. See The Contracts – Death Benefit.
What are the Death Benefit options available under my Contract? The Guarantee of Principal Death Benefit is the default Death Benefit available with the base contract. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of your current Contract Value (including the Interim Value of the Indexed Accounts) or the sum of all Purchase Payments, as adjusted for withdrawals. The Guarantee of Principal Death Benefit will automatically terminate and only the Contract Value will be paid upon the death of a Contractowner or Annuitant who was changed (except if the change occurred because of the death of a prior Contractowner or Annuitant). The Account Value Death Benefit provides a Death Benefit equal to the Contract Value (including the Interim Value) on the Valuation Date the death claim is approved by us for payment. It is not available for election at the time your contract is issued. If all the Contractowners and Annuitants under the contract are changed, then the product charge and Death Benefit will change to the Account Value Death Benefit. See The Contracts – Death Benefits for a complete description of these Death Benefit options. Refer to the i4LIFE® Indexed Advantage Death Benefits for specific Death Benefit features when i4LIFE® Indexed Advantage is elected.
What happens if I die on or after the Annuity Commencement Date? Once you reach the Annuity Commencement Date, any applicable Death Benefit will terminate.
May I transfer Contract Value between variable options and between the Subaccounts and Indexed Accounts? Yes, subject to certain restrictions. Generally, transfers made before the Annuity Commencement Date are restricted to no more than 12 per Contract Year. There is no charge for a transfer. Transfers into new Indexed Segments can only be made on the Indexed Anniversary Date. Transfers out of the Indexed Segments will be made at Interim Value unless your transfer occurs on the End Date. No transfers can be made into existing Indexed Segments. The minimum amount that can be transferred to an Indexed Account is $2,000. See The Contracts – Transfers on or Before the Annuity Commencement Date and Transfers After the Annuity Commencement Date.
What is i4LIFE® Indexed Advantage? i4LIFE® Indexed Advantage is an Annuity Payout option, available for purchase at an additional charge, that provides periodic lifetime income payments. During the Access Period, you have access to your Account Value, which means you have a Death Benefit and may surrender the contract or make withdrawals.
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May I surrender the contract or make a withdrawal? Yes, subject to contract requirements and to the restrictions of any qualified retirement plan for which the contract was purchased. If you surrender the contract or make a withdrawal, certain surrender charges may apply. Withdrawals or surrenders from the Indexed Accounts will be at Interim Value unless the surrender or withdrawal occurs on the End Date. A portion of surrender or withdrawal proceeds may be taxable. In addition, if you decide to take a distribution before age 59½, a 10% Internal Revenue Service (IRS) additional tax may apply. A surrender or a withdrawal also may be subject to 20% withholding. See The Contracts – Surrenders and Withdrawals, Charges and Other Deductions and Federal Tax Matters.
Can I cancel this contract? Yes. You can cancel the contract within ten days (in some states longer) of the date you first receive the contract. You need to return the contract, postage prepaid, to our Home Office. In most states you assume the risk of any market drop on Purchase Payments you allocate to the variable side of the contract and the Interim Value of the Indexed Segments. See Return Privilege.
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Expense Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract.
The first table describes the fees and expenses that you will pay at the time that you surrender or make a withdrawal from the contract. State premium taxes may also be deducted. The premium tax rates range from zero to 5%.
CONTRACTOWNER TRANSACTION EXPENSES
Accumulation Phase:
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
•	Table A reflects the subaccount expenses for the VAA.
•	Table B reflects the i4LIFE® Indexed Advantage Rider Charge.

TABLE A
Subaccount Expenses for the VAA
VAA Separate Account Annual Expenses (as a percentage of average daily net assets in the Subaccounts):[1]
Guaranteed Maximum and Current Product Charges:
Guarantee of Principal Death Benefit
Mortality and Expense Risk Charge	1.20%
Administrative Charge	0.10%
Total Separate Account Expenses	1.30%
[1]	The Product Charge is 1.10% after the Annuity Commencement Date. The Guarantee of Principal Death Benefit will automatically terminate at any time all Contractowners or Annuitants are changed. If this happens, the Account Value Death Benefit will be in effect, and the Product Charge of 1.10% for the Account Value Death Benefit will apply.

TABLE B
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage rider charge:[1]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index-linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next item shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the contract. The expenses are for the year ended December 31, 2017, adjusted to reflect anticipated changes in fees and expenses, or, for new portfolios, are based on estimates for the current fiscal year. More detail concerning each fund's fees and expenses is contained in the prospectus for each fund.
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	Minimum	Maximum
Total Annual Fund Operating Expenses (expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.49%	1.23%
Total Annual Fund Operating Expenses (after contractual waivers/reimbursements*)	0.49%	1.20%
*Some of the funds have entered into contractual waiver or reimbursement arrangements that may reduce fund management and other fees and/or expenses during the period of the arrangement. These arrangements vary in length, but no arrangement will terminate before April 30, 2019. There can be no assurance that fund expense waivers or reimbursements will be extended beyond their current terms as outlined in each fund prospectus, and they may not cover certain expenses such as extraordinary expenses. Certain of these arrangements may provide that amounts previously waived or reimbursed may be recovered in future years. See each fund prospectus for complete information regarding annual operating expenses and any waivers or reimbursements in effect for a particular fund.
The following table shows the expenses charged by each fund for the year ended December 31, 2017:
(as a percentage of each fund’s average net assets):
	Management Fees (before any waivers/ reimburse- ments)	+	12b-1 Fees (before any waivers/ reimburse- ments)	+	Other Expenses (before any waivers/ reimburse- ments)	+	Acquired Fund Fees and Expenses	=	Total Expenses (before any waivers/ reimburse- ments)	Total Contractual waivers/ reimburse- ments (if any)	Total Expenses (after Contractual waivers/ reimburse- ments)
American Funds Asset Allocation Fund - Class 4	0.27%		0.25%		0.27%		0.00%		0.79%	0.00%	0.79%
American Funds Growth Fund - Class 4	0.33%		0.25%		0.27%		0.00%		0.85%	0.00%	0.85%
BlackRock Global Allocation V.I. Fund - Class III	0.63%		0.25%		0.25%		0.01%		1.14%	-0.13%	1.01%
Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.54%		0.25%		0.09%		0.00%		0.88%	0.00%	0.88%
First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I	0.60%		0.25%		0.38%		0.00%		1.23%	-0.03%	1.20%
Franklin Rising Dividends VIP Fund - Class 4	0.60%		0.35%		0.02%		0.00%		0.97%	0.00%	0.97%
Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares	0.12%		0.25%		0.20%		0.00%		0.57%	0.00%	0.57%
JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.40%		0.25%		0.22%		0.00%		0.87%	-0.02%	0.85%
LVIP Government Money Market Fund - Service Class	0.38%		0.25%		0.11%		0.00%		0.74%	0.00%	0.74%
LVIP MFS Value Fund - Service Class	0.61%		0.25%		0.07%		0.00%		0.93%	0.00%	0.93%
LVIP PIMCO Low Duration Bond Fund - Service Class	0.50%		0.25%		0.25%		0.00%		1.00%	-0.04%	0.96%
LVIP SSGA International Index Fund - Service Class	0.40%		0.25%		0.11%		0.00%		0.76%	-0.12%	0.64%
LVIP SSGA S&P 500 Index Fund - Service Class	0.17%		0.25%		0.07%		0.00%		0.49%	0.00%	0.49%
LVIP SSGA Small-Cap Index Fund - Service Class	0.32%		0.25%		0.08%		0.00%		0.65%	0.00%	0.65%
Certain underlying funds have reserved the right to impose fees when fund shares are redeemed within a specified period of time of purchase (“redemption fees”) which are not reflected in the table above. As of the date of this prospectus, none have done so. See The Contracts - Market Timing for a discussion of redemption fees.
For information concerning compensation paid for the sale of the contracts, see Distribution of the Contracts.
EXAMPLES
The following Example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Contractowner transaction expenses, contract fees, separate account annual expenses, and fund fees and expenses. The Example has been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:
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1 year	3 years	5 years	10 years
$996	$1,507	$1,943	$3,252
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$296	$907	$1,543	$3,252
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$956	$1,387	$1,745	$2,865
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$256	$787	$1,345	$2,865
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
Risk Factors
This section describes potential risks associated with your contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
3.	Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s can experience outages or slowdowns for a variety of reasons and may not always be available. These outages or slowdowns may delay or prevent our processing your surrender, withdrawal, or transfer request.
Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level you choose. The Protection Level exists for the full term of the Indexed Segment including Segments with Annual Locks. When you move into a new Indexed Segment after the end of an Indexed Term the performance will be calculated for the new Segment, which may have a new Protection Level, which could also result in a loss. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the percentage amount in excess of the Protection Level percent. For example, if you chose a 10% Protection Level, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable Index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate is lower for contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but
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rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the Index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
4.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
5.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the Index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by Index prices between the Annual Lock anniversaries.
6.	We may change the Index on a particular Indexed Account if the Index is discontinued or if we feel the Index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated.
7.	The available Indexed Accounts with applicable Performance Caps and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels and Performance Caps are available to you. There is no guarantee that an Indexed Account will be available in the future. You should make sure the Segment(s) you select is appropriate for your investment goals.
8.	The risks associated with the currently available Indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	Russell® 2000 Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
9.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
10.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these Indices would have.
11.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
12.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
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4.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An advisor affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your contract.
5.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
6.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
Cyber Security
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future.
Condensed Financial Information
Since no sales of this product occurred before the date of this prospectus, financial information for the Subaccounts is not included in this prospectus or in the SAI.
Investment Results for the VAA
At times, the VAA may compare its investment results to various unmanaged indices or other variable annuities in reports to shareholders, sales literature and advertisements. The results will be calculated on a total return basis for various periods, with or without surrender charges. Results calculated without surrender charges will be higher. Total returns include the reinvestment of all distributions, which are reflected in changes in unit value. The money market Subaccount's yield is based upon investment performance over a 7-day period, which is then annualized.
There can be no assurance that a money market fund will be able to maintain a stable net asset value of $1.00 per share. During periods of low interest rates, the yield of a money market fund may become extremely low and possibly negative. In addition, if the yield of a Subaccount investing in a money market fund becomes negative, due in part to Contract fees and expenses, your Contract Value may decline. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The sponsor of a money market fund has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. If, under SEC rules, a money market fund suspends payments of redemption proceeds, we will delay payment of any transfer, withdrawal, or benefit from a Subaccount investing in the money market fund until the fund resumes payment. If, under SEC rules, a money market fund institutes a liquidity fee, we may assess the fee against your Contract Value if a payment is made to you from a Subaccount investing in the money market fund.
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The annual performance of the Subaccounts are based on past performance and do not indicate or represent future performance.
Investment Results for the Indexed Accounts
It is possible that you will not earn any gain on investments in the Indexed Segments. Investments in the Indexed Segments are not guaranteed unless you have elected the 100% Protection Level and hold the investment until the end of the Indexed Term. There is a risk of substantial loss of your principal. You agree to absorb all losses that exceed the Protection Level percentage you select.
The Lincoln National Life Insurance Company
The Lincoln National Life Insurance Company (Lincoln Life or Company), organized in 1905, is an Indiana-domiciled insurance company, engaged primarily in the direct issuance of life insurance contracts and annuities. Lincoln Life is wholly owned by Lincoln National Corporation (LNC), a publicly held insurance and financial services holding company incorporated in Indiana. Lincoln Life is obligated to pay all amounts promised to Contractowners under the contracts.
The portion of your Contract Value invested in the Indexed Segments is part of our general account. Therefore, any amounts that we may pay under the contract in excess of the value in the Subaccounts are subject to our financial strength, claims-paying ability, credit worthiness, and our long-term ability to make such payments.
We issue other types of insurance policies and financial products as well. In addition to any amounts we are obligated to pay in excess of Subaccounts under the contracts, we also pay our obligations under these products from our assets in the general account. Moreover, unlike assets held in the VAA, the assets of the general account are subject to the general liabilities of the Company and, therefore, to the Company’s general creditors. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other Contractowner obligations.
The general account is not segregated or insulated from the claims of the insurance company’s creditors. Investors look to the financial strength of the insurance companies for these insurance guarantees. Therefore, guarantees provided by the insurance company as to benefits promised in the prospectus are subject to the claims paying ability of the insurance company and are subject to the risk that the insurance company may not be able to cover or may default on its obligations under those guarantees.
Our Financial Condition.  Among the laws and regulations applicable to us as an insurance company are those which regulate the investments we can make with assets held in our general account. In general, those laws and regulations determine the amount and type of investments which we can make with general account assets.
In addition, state insurance regulations require that insurance companies calculate and establish on their financial statements, a specified amount of reserves in order to meet the contractual obligations to pay the claims of our Contractowners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital in excess of liabilities, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on assets held in our general account, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
How to Obtain More Information.  We encourage both existing and prospective Contractowners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). Our audited GAAP financial statements, as well as the financial statements of the VAA, are located in the SAI. If you would like a free copy of the SAI, please write to us at: PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. In addition, the SAI is available on the SEC’s website at http://www.sec.gov. You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.LincolnFinancial.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability. Additional information about rating agencies is included in the SAI.
Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. Through its affiliates, Lincoln Financial Group offers annuities, life, group life and disability insurance, 401(k) and 403(b) plans, and comprehensive financial planning and advisory services.
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Financial Statements
The December 31, 2017 financial statements of the VAA and the December 31, 2017 consolidated financial statements of Lincoln Life are located in the SAI. The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
This contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Protection Level it provides, and whether or not the performance crediting method includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own Start Date, Crediting Base, Performance Cap, Performance Rate, Contract Value, and End Date.
At this time, the available Indexed Accounts are:
1-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 100% Protection
Russell 2000®, 10% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM , 10% Protection
Annual Lock MSCI EAFE, 10% Protection
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. An index is unmanaged and not available for direct investments.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks. An index is unmanaged and not available for direct investments.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East. An index is unmanaged and not available for direct investments.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM. An index is unmanaged and not available for direct investment.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an Index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index), we reserve the right to select an alternative Index and we will notify the Contractowner of such changes. In selecting an alternative Index we will attempt to approximate the performance of the original Index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an Index is subject to approval by the state insurance authorities where the contract and rider were issued, if required by law. A change to the Index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the Index, we will also state how the change will impact your Performance Rate. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount. Investments in new Segments are available on an Indexed Anniversary Date.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly
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anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your contract. This is the Indexed Anniversary Date for the life of your contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year Indexed Segment, as long as the 1-Year Indexed Segment begins on the Indexed Anniversary Date for your contract. If you have more than one 6-Year Term Indexed Segment in effect at any time, these Indexed Segments must have the same Start Date and End Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting Methods. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day. Performance is calculated differently depending on whether or not the Indexed Account contains Annual Locks. An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date.
Indexed Segments Without Annual Locks. For an Indexed Segment without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date. The difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If the percentage change is negative but is absorbed by the Protection Level percentage, the Performance Rate equals zero. If the percentage change is negative, and is greater than the Protection Level percentage, the Performance Rate is equal to the percentage change in excess of the Protection Level. The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Index Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A plus (A times B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year with a 10% Performance Cap
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
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Indexed Start Date	Index Value	Index % Change	Account Performance Rate (adjusted for Cap)	Segment Maturity Value
1/8/2019	1,679	+7%	+7%	$107,000
1/8/2020	1,880	+12%	+10%	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2019 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment. (The numbers were rounded for ease of understanding.)
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Indexed Segment with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as above, except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of each Indexed Anniversary’s performance as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Percentage Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Index Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the percentage remaining after the Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 6-Year with Annual Locks with a 10% Performance Cap and 10% Protection Level
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index Value	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2019	1,679	+7%	+7%	$7,000	$107,000
1/8/2020	1,880	+12%	+10%	$10,700	$117,700
1/8/2021	1,636	-13%	-3%	-$3,531	$114,169
1/8/2022	1,554	-5%	-0%	0	$114,169
1/8/2023	1,632	+5%	+5%	+$5,708	$119,877
1/8/2024	1,909	+10%	+10%	+$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculations apply. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/annuities or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the
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Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received at least two business days prior to the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Performance Cap. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. If an Indexed Account with Annual Lock is selected, the Performance Cap is the maximum percentage that can be credited each year during the Indexed Term. The Performance Cap may vary depending on the Death Benefit option, the index, and the Protection Level you select. Typically, Indexed Segments with greater Protection Levels have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
Subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new contracts or for other contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value during the Indexed Term if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative Performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2019
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
Indexed Term Segment End Date = 1/8/2020
Index Value at end of term = 1,298
Index Value percentage change = -3%
Indexed Segment Maturity Value = $95,000
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Index Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and
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the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate (with a Cap or Protection Level) as described above. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable Index at the end of the Indexed Term, including the impacts of the Cap and Protection Level. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix A of this prospectus. In simplified terms, the calculation is the lesser of A or B:
A = the present value of the Indexed Crediting Base (or, for Annual Lock Indexed Accounts, the initial Crediting Base, as adjusted for transactions) plus the current fair value of a replicating package of derivatives that replicates the Segment Maturity Value (if it was held to the End Date) based on the Index Performance and taking into account the Protection Level and Performance Cap.
B = the Indexed Crediting Base times (1+ the pro rata portion of the Performance Cap) (which is calculated differently for the 6 year Annual Lock method).
The following examples demonstrate how the Interim Value is calculated in different scenarios for a 1-year Indexed Segment. This does not apply to Segments with an Annual Lock.
1 Year
Indexed Term length	12 months
Months since Indexed Term Start Date	9
Indexed Crediting Base	$1,000
Protection Level	10%
Performance Cap	7.25%
Months to End Date	3

Change in Index Value is -30%	1 Year
1. Fair Value of Hypothetical Fixed Instrument	$993
2. Fair Value of Hypothetical Derivatives	$(198)
3. Sum of 1 + 2	$796
4. Pro-rated Cap	$1,054
Account Interim Value = Minimum of 3 and 4	$796

Change in Index Value is -10%	1 Year
1. Fair Value of Hypothetical Fixed Instrument	$993
2. Fair Value of Hypothetical Derivatives	$(20)
3. Sum of 1 + 2	$973
4. Pro-rated Cap	$1,054
Account Interim Value = Minimum of 3 and 4	$973

Change in Index Value is 20%	1 Year
1. Fair Value of Hypothetical Fixed Instrument	$993
2. Fair Value of Hypothetical Derivatives	$68
3. Sum of 1 + 2	$1,061
4. Pro-rated Cap	$1,054
Account Interim Value = Minimum of 3 and 4	$1,054
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Change in Index Value is 40%	1 Year
1. Fair Value of Hypothetical Fixed Instrument	$993
2. Fair Value of Hypothetical Derivatives	$71
3. Sum of 1 + 2	$1,064
4. Pro-rated Cap	$1,054
Account Interim Value = Minimum of 3 and 4	$1,054

Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Variable Annuity Account (VAA)
On November 3, 1997, the VAA was established as an insurance company separate account under Indiana law. It is registered with the SEC as a unit investment trust under the provisions of the Investment Company Act of 1940 (1940 Act). The VAA is a segregated investment account, meaning that its assets may not be charged with liabilities resulting from any other business that we may conduct. Income, gains and losses, whether realized or not, from assets allocated to the VAA are, in accordance with the applicable annuity contracts, credited to or charged against the VAA. They are credited or charged without regard to any other income, gains or losses of Lincoln Life. We are the issuer of the contracts and the obligations set forth in the contract, other than those of the Contractowner, are ours. The VAA satisfies the definition of a separate account under the federal securities laws. We do not guarantee the investment performance of the VAA. Any investment gain or loss depends on the investment performance of the funds. You assume the full investment risk for all amounts allocated to the VAA.
The VAA is used to support other annuity contracts offered by us in addition to the contracts described in this prospectus. The other annuity contracts supported by the VAA generally invest in the same funds as the contracts described in this prospectus. These other annuity contracts may have different charges that could affect the performance of their Subaccounts, and they offer different benefits.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Investment Advisers
As compensation for its services to the funds, each investment adviser for each fund receives a fee from the funds which is accrued daily and paid monthly. This fee is based on the net assets of each fund, as defined in the prospectuses for the funds.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.43%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
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In addition to the payments described above, all of the funds offered as part of this contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Description of the Funds
Each of the Subaccounts of the VAA is invested solely in shares of one of the funds available under the contract. Each fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders of that fund.
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Following are brief summaries of the fund descriptions. More detailed information may be obtained from the current prospectus for each fund. You should read each fund prospectus carefully before investing. Prospectuses for each fund are available by contacting us. In addition, if you receive a summary prospectus for a fund, you may obtain a full statutory prospectus by referring to the contact information for the fund company on the cover page of the summary prospectus. Please be advised that there is no assurance that any of the funds will achieve their stated objectives.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds), advised by Invesco Advisers, Inc.
•	Invesco V.I. Equally-Weighted S&P 500 Fund (Series II Shares): To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.
American Funds Insurance Series®, advised by Capital Research and Management Company
•	American Funds Asset Allocation Fund (Class 4): High total return (including income and capital gains) consistent with preservation of capital over the long term.
•	American Funds Growth Fund (Class 4): Growth of capital.
BlackRock Variable Series Funds, Inc., advised by BlackRock Advisors, LLC
•	BlackRock Global Allocation V.I. Fund (Class III): High total investment return.
Fidelity® Variable Insurance Products, advised by Fidelity Management and Research Company
•	Fidelity® VIP Mid Cap Portfolio (Service Class 2): Long-term growth of capital.
First Trust Variable Insurance Trust, advised by First Trust Advisors L.P.
•	First Trust/Dow Jones Dividend & Income Allocation Portfolio (Class I): To provide total return by allocating among dividend-paying stocks and investment grade bonds.
Franklin Templeton Variable Insurance Products Trust, advised by Franklin Advisers, Inc. for the Franklin Income VIP Fund
•	Franklin Rising Dividends VIP Fund (Class 4): Long-term capital appreciation; preservation of capital is also an important consideration.
JPMorgan Insurance Trust, advised by J.P. Morgan Investment Management Inc.
•	JPMorgan Insurance Trust Core Bond Portfolio (Class 2): To maximize total return by investing primarily in a diversified portfolio of intermediate and long-term debt securities.
Lincoln Variable Insurance Products Trust, advised by Lincoln Investment Advisors Corporation
•	LVIP Government Money Market Fund (Service Class): Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).
•	LVIP MFS Value Fund (Service Class): Capital appreciation.
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•	LVIP PIMCO Low Duration Bond Fund (Service Class): To seek a high level of current income consistent with preservation of capital.
•	LVIP SSGA International Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.
•	LVIP SSGA S&P 500 Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.
•	LVIP SSGA Small-Cap Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
The funds currently engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The funds do not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
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Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are incorporated in the contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to absorbing losses equal to the Protection Levels in Indexed Accounts; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from mortality and expense risk charges deducted from the account. We may profit from one or more of the fees and charges deducted under the contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the contracts.
Deductions from the VAA
For the base contract, we apply to the average daily net asset value of the Subaccounts a Product Charge which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
The Guarantee of Principal Death Benefit is the default Death Benefit under this contract. The only time the charge will change to the Account Value Death Benefit charge is if all Contractowners and Annuitants are changed. The annual charge rate for the Account Value Death Benefit is 1.10%. Once you have the Account Value Death Benefit, it cannot be changed.
Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the periods indicated below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the contract. For example, if the effective date of your contract is January 1st, your contract anniversary would be on January 1st of each subsequent year.

	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
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•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;
•	A surviving spouse, at the time he or she assumes ownership of the contract as a result of the death of the original owner (however, the surrender charge schedule of the original contract will continue to apply to the spouse's contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the contract or a withdrawal of a Contract Value from contracts issued to Selling Group Individuals.
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime
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Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The mortality and expense risk and administrative charge of 1.10% of the value in the VAA will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The maximum commission paid to broker-dealers selling this contract is 4% of Purchase Payments. See Distribution of the Contracts for further information.
The Contracts
Contracts Offered in this Prospectus
This contract offers you Indexed Accounts, Subaccounts, the optional Guarantee of Principal Death Benefit, and various Annuity Payout options.
Purchase of Contracts
If you wish to purchase a contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a contract is prepared and executed by our legally authorized officers. The contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until
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we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to our retaining the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
The Guarantee of Principal Death Benefit is available for both qualified and nonqualified contracts, and can only be elected at the time the contract is purchased.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 76. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase this contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the contract (including annuity income benefits) before purchasing the contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this contract. The benefits offered under this contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the contract will remain in force, however, we may terminate the contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
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Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value and the Annuity Unit value and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocation made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your broker-dealer in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your representative’s broker-dealer. Purchase Payments submitted to us by your broker-dealer through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your broker-dealer prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your broker-dealer after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap and the Protection Level for your elected Indexed Account that were in effect on the date your application was received at the Home Office for any Purchase Payments allocated to the Indexed Accounts during this 30-day period. If you elect the rate hold, all Purchase Payments will be held in a non-interest bearing transfer account for 30 days (or the next Valuation Day), and then will be allocated to the Indexed Account(s) selected. Purchase Payments received after day 30 will be allocated to the variable Subaccounts you selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
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The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing programs elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office using a fax or other electronic means. In addition, withdrawal and transfer requests may be made by telephone, subject to certain restrictions. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and
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the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
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Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner.
As Contractowner, you have all rights under the contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a contract has joint owners, the joint owners shall be treated as having equal undivided interests in the contract. Either owner, independently of the other, may exercise any ownership rights in this contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market
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close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reduction to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Index Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2017 Allocation to Indexed Segment = $80,000
1/1/2017 Indexed Crediting Base = $80,000
6/1/2017 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
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Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each variable account Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit is included as part of the base contract. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
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•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the death claim is approved by us for payment. The Account Value Death Benefit is not available for election at contract issue. Once you have the Account Value Death Benefit, this Death Benefit cannot be changed. The Account Value Death Benefit will become effective only at the time all Contractowners and Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the contract as sole Contractowner. Upon the death of the spouse who continued the contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the contract. Any portion of the Death Benefit that would have been payable (if the contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
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If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
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Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit of the entire Account Value will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and
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the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this contract, as determined by us in accordance with the Internal Revenue Code.
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary and,
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to annuity units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and
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the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage Rider Date.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the contract and receive full payment of the Death Benefit or may elect to continue the contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
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If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any Withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the contract by withdrawing the surrender value. If the contract is surrendered, the contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire contract..
Annuity Payouts
When you apply for a contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your broker-dealer may recommend that you annuitize at an earlier age.
The contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the
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Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. Fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts
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which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your contract, we will send you a letter at your last address we have on file, to inform you that your contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your contract, we will not assess any surrender charge.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market sub-account until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
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Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a contract covered by this prospectus. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA. The Principal Underwriter has entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You may ask your registered representative how he/she will personally be compensated, in whole or in part, for the sale of the contract to you or for any alternative proposal that may have been presented to you. You may wish to take such compensation payments into account when considering and evaluating any recommendation made to you in connection with the purchase of a contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms is 4.00% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 4.00% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales promotions relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2017 is contained in the SAI.
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Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the contract. Contracts, endorsements and riders may vary as required by state law. Questions about your contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the contract (or the Code must treat the contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the contract pays tax currently on the excess of the Contract Value over the investment in the contract. Examples of contracts where the owner pays current tax on the contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
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Investments In The VAA Must Be Diversified
For a contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a contract is issued to a taxpayer that is not an individual, or if a contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the contract. This rule also does not apply to a contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the rest of this discussion assumes that your contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the contract. This income (and all other income from your contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the contract. In certain circumstances, your Purchase Payments and investment in the contract are reduced by amounts received from your contract that were not included in income. Surrender and reinstatement of your contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
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•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the contract not yet distributed from the contract. All Annuity Payouts in excess of the investment in the contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income”, or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the contract not previously received. The new owner’s investment in the contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
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Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the contract with the various types of qualified retirement plans. Persons planning to use the contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 70½ or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
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Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the contract in certain minimum amounts by April 1 of the year following the year you attain age 70½ or retire, if later. You are required to take distributions from your traditional IRAs by April 1 of the year following the year you reach age 70½. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy), or
•	Distribution received as reimbursement for certain amounts paid for medical care.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income”, or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your contract are not included in the calculation of unearned income because your contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution
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was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the contract when we issue the contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion
48

as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account – Fund Shares.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to The Lincoln National Life Insurance Company at PO Box 2348, Fort Wayne, IN 46801-2348. A contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period.
For contracts written in those states whose laws require that we assume this market risk during the free-look period, a contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this contract within the free-look period, we reserve the right not to accept another application for this contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with The Bank of New York Mellon, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania, 15258, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
Electronic Delivery
You may elect to receive your prospectus, prospectus supplements, quarterly statements, and annual and semiannual reports electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
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Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report of Form 10-K for the period ended December 31, 2017 is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company and its subsidiaries or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company and its subsidiaries, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such legal proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Contents of the Statement of Additional Information (SAI)
for Lincoln Life Variable Annuity Account N
Item
Special Terms
Services
Principal Underwriter
Purchase of Securities Being Offered
Annuity Payouts
Determination of Accumulation and Annuity Unit Value
Capital Markets
Advertising & Ratings
About the Indices
Unclaimed Property
Additional Services
Other Information
Financial Statements
For a free copy of the SAI complete the form below:
Statement of Additional Information Request Card
Lincoln Level AdvantageSM B-Class
Lincoln Life Variable Annuity Account N

Please send me a free copy of the current Statement of Additional Information for Lincoln Life Variable Annuity Account N Lincoln Level AdvantageSM B-Class.
(Please Print)
Name:

Address:

City

State

Zip

Mail to The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348.
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Appendix A – Interim Value Calculation
Interim Value for Indexed Segment(s) with no Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata portion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by ((1 + G) X H) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed in the Indexed Term divided by total days in the Indexed Term.
Interim Value for Indexed Segment(s) with Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata proportion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The maximum Reference Rate is the average U.S. Treasury Constant Maturity yield plus the LMVA Composite OAS Index rate. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment. The average is measured using yields on the 1st, 8th, 15th, and 22nd day of the calendar month preceding the calendar month for which the Reference Rate applies.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
The LMVA Composite OAS Index rate will be as of the last business day of the month for which the Reference Rate applies.
A-1

If the LMVA Composite OAS Index rate is no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us.
2.	Fair Value of Replicating Portfolio of Options - We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
NOTE: This put option will always reduce the Interim Value even if the Index has increased during the Indexed Term.
The valuation of the options is based on standard models for valuing options for both the non-Annual Lock and Annual Lock Segments. For non-Annual Lock Segments, the replicating portfolio of options is equal to: A minus B minus C. For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment. The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	The pro rata portion of the Performance Cap equal to the days in the Indexed Term until the withdrawal is applied to the Indexed Crediting Base to place an upper limit on the performance credited during the Indexed Term.
A-2

Prospectus 3

Lincoln Level AdvantageSM B-Share Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 18, 2018
Home Office:
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this contract is the best product for you.
The contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this contract may be a variable or index-linked amount or both. This contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the contract.
The state in which your contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
The minimum initial Purchase Payment for the contract is $25,000. Additional Purchase Payments may be made to the contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in variable investment options, in one or more index-linked accounts, or both.
You invest in the index-linked portion of the contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. The gain for each Indexed Segment is limited by a specified Performance Cap, and your Contract Value will not be impacted by any loss up to the applicable Protection Level if you hold for the length of the term. The returns on the 6-year Indexed Accounts are calculated either with an Annual Lock or without an Annual Lock. An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term.
The Indexed Accounts of the contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives.
The available Indexed Accounts are listed below:

1-Year Indexed Accounts
S&P 500® (1), 10% Protection
S&P 500®, 100% Protection
Russell 2000® (2), 10% Protection
Capital Strength Net Fee IndexSM (3), 10% Protection
MSCI EAFE(4), 10% Protection
6-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 20% Protection
S&P 500®, 30% Protection
Russell 2000®, 10% Protection
Russell 2000®, 20% Protection
Russell 2000®, 30% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM , 10% Protection
Annual Lock MSCI EAFE, 10% Protection
We calculate an Interim Value in the event you take a withdrawal in the middle of a term. The Interim Value calculation is not based on the value of the Index. This means that you could have a negative performance, even if the Index Value has increased. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 12 of this prospectus for more information.
All Purchase Payments allocated to underlying funds will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the contract. The contracts are not bank deposits and are not endorsed by any bank or government agency.
The available Subaccounts are listed below:
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. Equally-Weighted S&P 500 Fund5
American Funds Insurance Series®
American Funds Asset Allocation Fund
American Funds Growth Fund
BlackRock Variable Series Funds, Inc.
BlackRock Global Allocation V.I. Fund
Fidelity® Variable Insurance Products
Fidelity® VIP Mid Cap Portfolio
First Trust Variable Insurance Trust
First Trust/Dow Jones Dividend & Income Allocation Portfolio6
Franklin Templeton Variable Insurance Products Trust
Franklin Rising Dividends VIP Fund
JPMorgan Insurance Trust
JPMorgan Insurance Trust Core Bond Portfolio
Lincoln Variable Insurance Products Trust
LVIP Government Money Market Fund
LVIP MFS Value Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSGA International Index Fund
LVIP SSGA S&P 500 Index Fund4
LVIP SSGA Small-Cap Index Fund

This prospectus gives you information about the contract that you should know before you decide to buy a contract and make Purchase Payments. The risk of loss can become greater in the case of an early withdrawal due to any surrender charges and the Interim Value of such withdrawals. You should also review the prospectuses for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

More information about the contract is in the current Statement of Additional Information (SAI), dated the same date as this prospectus. The SAI is incorporated by reference into this prospectus and is legally part of this prospectus. The SAI is part of the registration statement filed on Form N-4. For a free copy of the SAI, write: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. The SAI and other information about Lincoln Life and the VAA are also available on the SEC's website (http://www.sec.gov). There is a table of contents for the SAI on the last page of this prospectus.
1 The S&P 500 Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company. Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.
2 The Russell 2000 Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”), and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which The Lincoln National Life Insurance Company’s product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with The Lincoln National Life Insurance Company product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to The Lincoln National Life Insurance Company or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to Lincoln Financial Group (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 MSCI Price Return EAFE. The securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities, or any index on which such securities are based. The Prospectus contains a more detailed description of the limited relationship MSCI has with Lincoln Financial Group and any related funds.
5 Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
6 Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contractowner (you, your, owner)—The person who can exercise the rights within the contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the contract and starting with each contract anniversary after that.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to effect the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An investment option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an Index over a period of time, adjusted for the Protection Level and subject to the Performance Cap.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of any negative index performance of an Indexed Account that the Company will absorb.

Purchase Payments—Amounts paid into the contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for the products described in this prospectus) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.

Summary of Common Questions
What kind of contract am I buying? It is an individual variable and/or index-linked deferred annuity contract between you and Lincoln Life. This contract and certain riders, benefits, service features and enhancements may not be available in all states, and the charges may vary in certain states. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your contract regarding state-specific features. Please check with your registered representative regarding availability.
What is the Variable Annuity Account (VAA)? It is a separate account we established under Indiana insurance law, and registered with the SEC as a unit investment trust. VAA assets are allocated to one or more Subaccounts, according to your investment choices. VAA assets are not chargeable with liabilities arising out of any other business which we may conduct. See Variable Annuity Account.
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate includes a Performance Cap, which is the maximum percentage amount you can earn during the Indexed Term and a Protection Level, which is the percentage of any negative index performance we will absorb. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value and Performance Cap. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level it provides, and whether or not the calculation includes an Annual Lock.
The Performance Cap and Protection Level will not change during an Indexed Term. At the end of the Index Term, new Indexed Segments will be available which may have different Performance Caps and different Protection Levels. We will notify you in advance of your Indexed Anniversary Date. If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims paying ability of Lincoln Life.
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the Index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the Index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with a Protection Level will be available or that a particular Index will be available in the future. If an Index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative Index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
What are my investment choices? You may allocate your Purchase Payments to the VAA or to one or more Indexed Segments. Based upon your instruction, Purchase Payments into the VAA will be applied to one or more of the Subaccounts, which, in turn, invest in a corresponding underlying fund. Each fund holds a portfolio of securities consistent with its investment policy. See Investments of the Variable Annuity Account – Description of the Funds. Purchase Payments into the Indexed Segments will be held in a non-insulated separate account and payments are subject to the financial strength of the Company. Indexed Accounts with Indexed Terms of 1 or 6 years are currently available. The currently offered Indices are S&P 500® Price Return Index, Russell 2000® Price Return Index, MSCI EAFE Price Return Index and Capital Strength Net Fee IndexSM. See Indexed Accounts.
Who invests my money? Several different investment advisers manage the investment options for the Subaccounts. See Investments of the Variable Annuity Account – Description of the Funds. Assets allocated to the Indexed Segments are invested by the investment advisers of the Company’s general account.
How does the contract work? If we approve your application, we will send you a contract. When you make Purchase Payments during the accumulation phase, you buy Accumulation Units with amounts allocated to the variable side of the contract. Amounts allocated to the Indexed Accounts are valued each day, as described in the Interim Value section. If you decide to receive an Annuity Payout, your Accumulation Units are converted to Annuity Units. Your Annuity Payouts will be based on the number of Annuity Units you receive and the value of each Annuity Unit on payout days. Indexed Accounts are not available for Annuity Payouts (except i4LIFE® Indexed Advantage). A fixed Annuity Payout is also available. See The Contracts.
What charges do I pay under the contract? We apply a Product Charge to the daily net asset value in the Subaccounts for the Death Benefit you select. The Product Charge consists of a mortality and expense risk charge and an administrative charge. There is also a charge for any riders applicable to your contract. See Charges and Other Deductions.
If you withdraw Purchase Payments, you may pay a surrender charge of a certain percentage of the surrendered or withdrawn Purchase Payment, depending upon how long those payments have been invested in the contract. For purposes of calculating surrender charges, we assume that all withdrawals prior to the sixth anniversary come first from Purchase Payments. We may waive surrender charges in certain situations. See Charges and Other Deductions – Surrender Charge.
We will deduct any applicable premium tax from Purchase Payments or Contract Value, unless the governmental entity dictates otherwise, at the time the tax is incurred or at another time we choose.
See Expense Tables and Charges and Other Deductions for information regarding additional fees and expenses that may be incurred.
The funds’ investment management fees, expenses and expense limitations, if applicable, are more fully described in the prospectuses for the funds.
Charges may also be imposed during the Annuity Payout period. See Annuity Payouts.
For information about the compensation we pay for sales of contracts, see The Contracts – Distribution of the Contracts.
Am I limited in the amount of Purchase Payments I can make into the contract? Your Purchase Payments are flexible but subject to the following limitations. Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. Upon providing advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract, including those made into any or all of the Indexed Accounts.
How will my Annuity Payouts be calculated? If you decide to annuitize, you may select an annuity option and start receiving Annuity Payouts from your contract as a fixed option or variable option or a combination of both. See Annuity Payouts - Annuity Options. Any portion of Contract Value invested in the Indexed Accounts must be transferred to the VAA prior to the annuitization, or must be used to purchase a fixed annuity. Remember that participants in the VAA benefit from any gain, and take a risk of any loss, in the value of the securities in the funds' portfolios, which would decrease the amount applied to any payout option and the related payments.
What happens if I die before I annuitize? The Death Benefit may be paid upon the death of either the Contractowner or the Annuitant. Upon the death of the Contractowner, your Beneficiary will receive Death Benefit proceeds. Your Beneficiary has options as to how the Death Benefit is paid. In the alternative, upon the death of the Annuitant the Contractowner may choose to receive a Death Benefit. See The Contracts – Death Benefit.
What are the Death Benefit options available under my Contract? The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of your current Contract Value (including the Interim Value of the Indexed Accounts) or the sum of all Purchase Payments (reduced by withdrawals) as of the date the death claim is approved for payment. The Account Value Death Benefit is also available, which provides a Death Benefit equal to the Contract Value (including the Interim Value) on the date we approve the death claim for payment. See The Contracts – Death Benefits for a complete description of these Death Benefit options. Refer to the i4LIFE® Indexed Advantage Death Benefits for specific Death Benefit features when i4LIFE® Indexed Advantage is elected.
What happens if I die on or after the Annuity Commencement Date? Once you reach the Annuity Commencement Date, any applicable Death Benefit will terminate.
May I transfer Contract Value between variable options and between the Subaccounts and Indexed Accounts? Yes, subject to certain restrictions. Generally, transfers made before the Annuity Commencement Date are restricted to no more than 12 per Contract Year. There is no charge for a transfer. Transfers into new Indexed Segments can only be made on the Indexed Anniversary Date. Transfers out of the Indexed Segments will be made at Interim Value unless your transfer occurs on the End Date. No transfers can be made into existing Indexed Segments. The minimum amount that can be transferred to an Indexed Account is $2,000. See The Contracts – Transfers on or Before the Annuity Commencement Date and Transfers After the Annuity Commencement Date.
What is i4LIFE® Indexed Advantage? i4LIFE® Indexed Advantage is an Annuity Payout option, available for purchase at an additional charge, that provides periodic lifetime income payments. During the Access Period, you have access to your Account Value, which means you have a Death Benefit and may surrender the contract or make withdrawals.
May I surrender the contract or make a withdrawal? Yes, subject to contract requirements and to the restrictions of any qualified retirement plan for which the contract was purchased. If you surrender the contract or make a withdrawal, certain surrender charges may apply. Withdrawals or surrenders from the Indexed Accounts will be at Interim Value unless the surrender or withdrawal occurs on the End Date. A portion of surrender or withdrawal proceeds may be taxable. In addition, if you decide to take a distribution before age 59½, a 10% Internal Revenue Service (IRS) additional tax may apply. A surrender or a withdrawal also may be subject to 20% withholding. See The Contracts – Surrenders and Withdrawals, Charges and Other Deductions and Federal Tax Matters.
Can I cancel this contract? Yes. You can cancel the contract within ten days (in some states longer) of the date you first receive the contract. You need to return the contract, postage prepaid, to our Home Office. In most states you assume the risk of any market drop on Purchase Payments you allocate to the variable side of the contract and the Interim Value of the Indexed Segments. See Return Privilege.

Expense Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract.
The first table describes the fees and expenses that you will pay at the time that you surrender or make a withdrawal from the contract. State premium taxes may also be deducted. The premium tax rates range from zero to 5%.
CONTRACTOWNER TRANSACTION EXPENSES
Accumulation Phase:
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including fund fees and expenses.
•	Table A reflects the subaccount expenses for the VAA.
•	Table B reflects the i4LIFE® Indexed Advantage Rider Charge.

TABLE A
Subaccount Expenses for the VAA
VAA Separate Account Annual Expenses (as a percentage of average daily net assets in the Subaccounts):[1]
Guaranteed Maximum and Current Product Charges:
Guarantee of Principal Death Benefit
Mortality and Expense Risk Charge	1.20%
Administrative Charge	0.10%
Total Separate Account Expenses	1.30%
Account Value Death Benefit
Mortality and Expense Risk Charge	1.00%
Administrative Charge	0.10%
Total Separate Account Expenses	1.10%
[1]	The Product Charge is 1.10% after the Annuity Commencement Date.

TABLE B
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage rider charge:[1]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The i4LIFE® Indexed Advantage charge will be deducted from your Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next item shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the contract. The expenses are for the year ended December 31, 2017, adjusted to reflect anticipated changes in fees and expenses, or, for new portfolios, are based on estimates for the current fiscal year. More detail concerning each fund's fees and expenses is contained in the prospectus for each fund.

	Minimum	Maximum
Total Annual Fund Operating Expenses (expenses that are deducted from fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.49%	1.23%
Total Annual Fund Operating Expenses (after contractual waivers/reimbursements*)	0.49%	1.20%
*Some of the funds have entered into contractual waiver or reimbursement arrangements that may reduce fund management and other fees and/or expenses during the period of the arrangement. These arrangements vary in length, but no arrangement will terminate before April 30, 2019. There can be no assurance that fund expense waivers or reimbursements will be extended beyond their current terms as outlined in each fund prospectus, and they may not cover certain expenses such as extraordinary expenses. Certain of these arrangements may provide that amounts previously waived or reimbursed may be recovered in future years. See each fund prospectus for complete information regarding annual operating expenses and any waivers or reimbursements in effect for a particular fund.
The following table shows the expenses charged by each fund for the year ended December 31, 2017:
(as a percentage of each fund’s average net assets):
	Management Fees (before any waivers/ reimburse- ments)	+	12b-1 Fees (before any waivers/ reimburse- ments)	+	Other Expenses (before any waivers/ reimburse- ments)	+	Acquired Fund Fees and Expenses	=	Total Expenses (before any waivers/ reimburse- ments)	Total Contractual waivers/ reimburse- ments (if any)	Total Expenses (after Contractual waivers/ reimburse- ments)
American Funds Asset Allocation Fund - Class 4	0.27%		0.25%		0.27%		0.00%		0.79%	0.00%	0.79%
American Funds Growth Fund - Class 4	0.33%		0.25%		0.27%		0.00%		0.85%	0.00%	0.85%
BlackRock Global Allocation V.I. Fund - Class III	0.63%		0.25%		0.25%		0.01%		1.14%	-0.13%	1.01%
Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.54%		0.25%		0.09%		0.00%		0.88%	0.00%	0.88%
First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I	0.60%		0.25%		0.38%		0.00%		1.23%	-0.03%	1.20%
Franklin Rising Dividends VIP Fund - Class 4	0.60%		0.35%		0.02%		0.00%		0.97%	0.00%	0.97%
Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares	0.12%		0.25%		0.20%		0.00%		0.57%	0.00%	0.57%
JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.40%		0.25%		0.22%		0.00%		0.87%	-0.02%	0.85%
LVIP Government Money Market Fund - Service Class	0.38%		0.25%		0.11%		0.00%		0.74%	0.00%	0.74%
LVIP MFS Value Fund - Service Class	0.61%		0.25%		0.07%		0.00%		0.93%	0.00%	0.93%
LVIP PIMCO Low Duration Bond Fund - Service Class	0.50%		0.25%		0.25%		0.00%		1.00%	-0.04%	0.96%
LVIP SSGA International Index Fund - Service Class	0.40%		0.25%		0.11%		0.00%		0.76%	-0.12%	0.64%
LVIP SSGA S&P 500 Index Fund - Service Class	0.17%		0.25%		0.07%		0.00%		0.49%	0.00%	0.49%
LVIP SSGA Small-Cap Index Fund - Service Class	0.32%		0.25%		0.08%		0.00%		0.65%	0.00%	0.65%
Certain underlying funds have reserved the right to impose fees when fund shares are redeemed within a specified period of time of purchase (“redemption fees”) which are not reflected in the table above. As of the date of this prospectus, none have done so. See The Contracts - Market Timing for a discussion of redemption fees.
For information concerning compensation paid for the sale of the contracts, see Distribution of the Contracts.
EXAMPLES
The following Example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include Contractowner transaction expenses, contract fees, separate account annual expenses, and fund fees and expenses. The Example has been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:

1 year	3 years	5 years	10 years
$996	$1,507	$1,943	$3,252
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$296	$907	$1,543	$3,252
The Example assumes that you invest $10,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$956	$1,387	$1,745	$2,865
2) If you annuitize or do not surrender your contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$256	$787	$1,345	$2,865
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
Risk Factors
This section describes potential risks associated with your contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
3.	Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s can experience outages or slowdowns for a variety of reasons and may not always be available. These outages or slowdowns may delay or prevent our processing your surrender, withdrawal, or transfer request.
Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level you choose. The Protection Level exists for the full term of the Indexed Segment including Segments with Annual Locks. When you move into a new Indexed Segment after the end of an Indexed Term the performance will be calculated for the new Segment, which may have a new Protection Level, which could also result in a loss. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the percentage amount in excess of the Protection Level percent. For example, if you chose a 10% Protection Level, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable Index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate is lower for contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the Index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
4.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
5.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the Index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by Index prices between the Annual Lock anniversaries.
6.	We may change the Index on a particular Indexed Account if the Index is discontinued or if we feel the Index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated.
7.	The available Indexed Accounts with applicable Performance Caps and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels and Performance Caps are available to you. There is no guarantee that an Indexed Account will be available in the future. You should make sure the Segment(s) you select is appropriate for your investment goals.
8.	The risks associated with the currently available Indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	Russell® 2000 Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
9.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
10.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these Indices would have.
11.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
12.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.

4.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An advisor affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your contract.
5.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
6.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
Cyber Security
We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks or information security breaches in the future.
Condensed Financial Information
Since no sales of this product occurred before the date of this prospectus, financial information for the Subaccounts is not included in this prospectus or in the SAI.
Investment Results for the VAA
At times, the VAA may compare its investment results to various unmanaged indices or other variable annuities in reports to shareholders, sales literature and advertisements. The results will be calculated on a total return basis for various periods, with or without surrender charges. Results calculated without surrender charges will be higher. Total returns include the reinvestment of all distributions, which are reflected in changes in unit value. The money market Subaccount's yield is based upon investment performance over a 7-day period, which is then annualized.
There can be no assurance that a money market fund will be able to maintain a stable net asset value of $1.00 per share. During periods of low interest rates, the yield of a money market fund may become extremely low and possibly negative. In addition, if the yield of a Subaccount investing in a money market fund becomes negative, due in part to Contract fees and expenses, your Contract Value may decline. An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The sponsor of a money market fund has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. If, under SEC rules, a money market fund suspends payments of redemption proceeds, we will delay payment of any transfer, withdrawal, or benefit from a Subaccount investing in the money market fund until the fund resumes payment. If, under SEC rules, a money market fund institutes a liquidity fee, we may assess the fee against your Contract Value if a payment is made to you from a Subaccount investing in the money market fund.

The annual performance of the Subaccounts are based on past performance and do not indicate or represent future performance.
Investment Results for the Indexed Accounts
It is possible that you will not earn any gain on investments in the Indexed Segments. Investments in the Indexed Segments are not guaranteed unless you have elected the 100% Protection Level and hold the investment until the end of the Indexed Term. There is a risk of substantial loss of your principal. You agree to absorb all losses that exceed the Protection Level percentage you select.
The Lincoln National Life Insurance Company
The Lincoln National Life Insurance Company (Lincoln Life or Company), organized in 1905, is an Indiana-domiciled insurance company, engaged primarily in the direct issuance of life insurance contracts and annuities. Lincoln Life is wholly owned by Lincoln National Corporation (LNC), a publicly held insurance and financial services holding company incorporated in Indiana. Lincoln Life is obligated to pay all amounts promised to Contractowners under the contracts.
The portion of your Contract Value invested in the Indexed Segments is part of our general account. Therefore, any amounts that we may pay under the contract in excess of the value in the Subaccounts are subject to our financial strength, claims-paying ability, credit worthiness, and our long-term ability to make such payments.
We issue other types of insurance policies and financial products as well. In addition to any amounts we are obligated to pay in excess of Subaccounts under the contracts, we also pay our obligations under these products from our assets in the general account. Moreover, unlike assets held in the VAA, the assets of the general account are subject to the general liabilities of the Company and, therefore, to the Company’s general creditors. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other Contractowner obligations.
The general account is not segregated or insulated from the claims of the insurance company’s creditors. Investors look to the financial strength of the insurance companies for these insurance guarantees. Therefore, guarantees provided by the insurance company as to benefits promised in the prospectus are subject to the claims paying ability of the insurance company and are subject to the risk that the insurance company may not be able to cover or may default on its obligations under those guarantees.
Our Financial Condition.  Among the laws and regulations applicable to us as an insurance company are those which regulate the investments we can make with assets held in our general account. In general, those laws and regulations determine the amount and type of investments which we can make with general account assets.
In addition, state insurance regulations require that insurance companies calculate and establish on their financial statements, a specified amount of reserves in order to meet the contractual obligations to pay the claims of our Contractowners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.
State insurance regulators also require insurance companies to maintain a minimum amount of capital in excess of liabilities, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on assets held in our general account, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.
How to Obtain More Information.  We encourage both existing and prospective Contractowners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). Our audited GAAP financial statements, as well as the financial statements of the VAA, are located in the SAI. If you would like a free copy of the SAI, please write to us at: PO Box 2348, Fort Wayne, IN 46801-2348, or call 1-877-737-6872. In addition, the SAI is available on the SEC’s website at http://www.sec.gov. You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.LincolnFinancial.com.
You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability. Additional information about rating agencies is included in the SAI.
Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. Through its affiliates, Lincoln Financial Group offers annuities, life, group life and disability insurance, 401(k) and 403(b) plans, and comprehensive financial planning and advisory services.

Financial Statements
The December 31, 2017 financial statements of the VAA and the December 31, 2017 consolidated financial statements of Lincoln Life are located in the SAI. The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
This contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Protection Level it provides, and whether or not the performance crediting method includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own Start Date, Crediting Base, Performance Cap, Performance Rate, Contract Value, and End Date.
At this time, the available Indexed Accounts are:
1-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 100% Protection
Russell 2000®, 10% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Indexed Accounts
S&P 500®, 10% Protection
S&P 500®, 20% Protection
S&P 500®, 30% Protection
Russell 2000®, 10% Protection
Russell 2000®, 20% Protection
Russell 2000®, 30% Protection
Capital Strength Net Fee IndexSM, 10% Protection
MSCI EAFE, 10% Protection
6-Year Annual Lock Indexed Accounts
Annual Lock S&P 500®, 10% Protection
Annual Lock Russell 2000®, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM , 10% Protection
Annual Lock MSCI EAFE, 10% Protection
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. An index is unmanaged and not available for direct investments.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks. An index is unmanaged and not available for direct investments.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East. An index is unmanaged and not available for direct investments.
Capital Strength Net Fee IndexSM(NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM. An index is unmanaged and not available for direct investment.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an Index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index), we reserve the right to select an alternative Index and we will notify the Contractowner of such changes. In selecting an alternative Index we will attempt to approximate the performance of the original Index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an Index is subject to approval by the state insurance authorities where the contract and rider were issued, if required by law. A change to the Index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the Index, we will also state how the change will impact your Performance Rate. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount. Investments in new Segments are available on an Indexed Anniversary Date.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your contract. This is the Indexed Anniversary Date for the life of your contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year Indexed Segment, as long as the 1-Year Indexed Segment begins on the Indexed Anniversary Date for your contract. If you have more than one 6-Year Term Indexed Segment in effect at any time, these Indexed Segments must have the same Start Date and End Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting Methods. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day. Performance is calculated differently depending on whether or not the Indexed Account contains Annual Locks. An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date.
Indexed Segments Without Annual Locks. For an Indexed Segment without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date. The difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If the percentage change is negative but is absorbed by the Protection Level percentage, the Performance Rate equals zero. If the percentage change is negative, and is greater than the Protection Level percentage, the Performance Rate is equal to the percentage change in excess of the Protection Level. The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Index Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A plus (A times B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:

Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year with a 10% Performance Cap
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
Indexed Start Date	Index Value	Index % Change	Account Performance Rate (adjusted for Cap)	Segment Maturity Value
1/8/2019	1,679	+7%	+7%	$107,000
1/8/2020	1,880	+12%	+10%	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2019 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment. (The numbers were rounded for ease of understanding.)
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Indexed Segment with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as above, except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of each Indexed Anniversary’s performance as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Percentage Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Index Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the percentage remaining after the Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 6-Year with Annual Locks with a 10% Performance Cap and 10% Protection Level
Index Value at Beginning of Term = 1,569
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index Value	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2019	1,679	+7%	+7%	$7,000	$107,000
1/8/2020	1,880	+12%	+10%	$10,700	$117,700
1/8/2021	1,636	-13%	-3%	-$3,531	$114,169
1/8/2022	1,554	-5%	-0%	0	$114,169
1/8/2023	1,632	+5%	+5%	+$5,708	$119,877
1/8/2024	1,909	+10%	+10%	+$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculations apply. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received at least two business days prior to the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Performance Cap. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. If an Indexed Account with Annual Lock is selected, the Performance Cap is the maximum percentage that can be credited each year during the Indexed Term. The Performance Cap may vary depending on the Death Benefit option, the index, and the Protection Level you select. Typically, Indexed Segments with greater Protection Levels have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
Subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new contracts or for other contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value during the Indexed Term if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative Performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2018
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2019
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
Indexed Term Segment End Date = 1/8/2020
Index Value at end of term = 1,298
Index Value percentage change = -3%
Indexed Segment Maturity Value = $95,000
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.

Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Index Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate (with a Cap or Protection Level) as described above. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable Index at the end of the Indexed Term, including the impacts of the Cap and Protection Level. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix A of this prospectus. In simplified terms, the calculation is the lesser of A or B:
A = the present value of the Indexed Crediting Base (or, for Annual Lock Indexed Accounts, the initial Crediting Base, as adjusted for transactions) plus the current fair value of a replicating package of derivatives that replicates the Segment Maturity Value (if it was held to the End Date) based on the Index Performance and taking into account the Protection Level and Performance Cap.
B = the Indexed Crediting Base times (1 + the pro rata portion of the Performance Cap) (which is calculated differently for the 6 year Annual Lock method).
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	7.25%	82%	82%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$(198)	$(197)	$(165)
3. Sum of 1 + 2	$796	$800	$771
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$796	$800	$771

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$(20)	$(20)	$(5)
3. Sum of 1 + 2	$973	$977	$932
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$973	$977	$932

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$68	$203	$231
3. Sum of 1 + 2	$1,061	$1,200	$1,167
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$1,054	$1,200	$1,167

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of Hypothetical Fixed Instrument	$993	$997	$937
2. Fair Value of Hypothetical Derivatives	$71	$401	$353
3. Sum of 1 + 2	$1,064	$1,398	$1,289
4. Pro-rated Cap	$1,054	$1,786	$1,171
Account Interim Value = Minimum of 3 and 4	$1,054	$1,398	$1,171

Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Variable Annuity Account (VAA)
On November 3, 1997, the VAA was established as an insurance company separate account under Indiana law. It is registered with the SEC as a unit investment trust under the provisions of the Investment Company Act of 1940 (1940 Act). The VAA is a segregated investment account, meaning that its assets may not be charged with liabilities resulting from any other business that we may conduct. Income, gains and losses, whether realized or not, from assets allocated to the VAA are, in accordance with the applicable annuity contracts, credited to or charged against the VAA. They are credited or charged without regard to any other income, gains or losses of Lincoln Life. We are the issuer of the contracts and the obligations set forth in the contract, other than those of the Contractowner, are ours. The VAA satisfies the definition of a separate account under the federal securities laws. We do not guarantee the investment performance of the VAA. Any investment gain or loss depends on the investment performance of the funds. You assume the full investment risk for all amounts allocated to the VAA.
The VAA is used to support other annuity contracts offered by us in addition to the contracts described in this prospectus. The other annuity contracts supported by the VAA generally invest in the same funds as the contracts described in this prospectus. These other annuity contracts may have different charges that could affect the performance of their Subaccounts, and they offer different benefits.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Investment Advisers
As compensation for its services to the funds, each investment adviser for each fund receives a fee from the funds which is accrued daily and paid monthly. This fee is based on the net assets of each fund, as defined in the prospectuses for the funds.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.43%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Description of the Funds
Each of the Subaccounts of the VAA is invested solely in shares of one of the funds available under the contract. Each fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders of that fund.
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Following are brief summaries of the fund descriptions. More detailed information may be obtained from the current prospectus for each fund. You should read each fund prospectus carefully before investing. Prospectuses for each fund are available by contacting us. In addition, if you receive a summary prospectus for a fund, you may obtain a full statutory prospectus by referring to the contact information for the fund company on the cover page of the summary prospectus. Please be advised that there is no assurance that any of the funds will achieve their stated objectives.
AIM Variable Insurance Funds (Invesco Variable Insurance Funds), advised by Invesco Advisers, Inc.
•	Invesco V.I. Equally-Weighted S&P 500 Fund (Series II Shares): To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.
American Funds Insurance Series®, advised by Capital Research and Management Company
•	American Funds Asset Allocation Fund (Class 4): High total return (including income and capital gains) consistent with preservation of capital over the long term.
•	American Funds Growth Fund (Class 4): Growth of capital.
BlackRock Variable Series Funds, Inc., advised by BlackRock Advisors, LLC
•	BlackRock Global Allocation V.I. Fund (Class III): High total investment return.
Fidelity® Variable Insurance Products, advised by Fidelity Management and Research Company
•	Fidelity® VIP Mid Cap Portfolio (Service Class 2): Long-term growth of capital.
First Trust Variable Insurance Trust, advised by First Trust Advisors L.P.
•	First Trust/Dow Jones Dividend & Income Allocation Portfolio (Class I): To provide total return by allocating among dividend-paying stocks and investment grade bonds.
Franklin Templeton Variable Insurance Products Trust, advised by Franklin Advisers, Inc. for the Franklin Income VIP Fund
•	Franklin Rising Dividends VIP Fund (Class 4): Long-term capital appreciation; preservation of capital is also an important consideration.

JPMorgan Insurance Trust, advised by J.P. Morgan Investment Management Inc.
•	JPMorgan Insurance Trust Core Bond Portfolio (Class 2): To maximize total return by investing primarily in a diversified portfolio of intermediate and long-term debt securities.
Lincoln Variable Insurance Products Trust, advised by Lincoln Investment Advisors Corporation
•	LVIP Government Money Market Fund (Service Class): Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).
•	LVIP MFS Value Fund (Service Class): Capital appreciation.
•	LVIP PIMCO Low Duration Bond Fund (Service Class): To seek a high level of current income consistent with preservation of capital.
•	LVIP SSGA International Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.
•	LVIP SSGA S&P 500 Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.
•	LVIP SSGA Small-Cap Index Fund (Service Class): To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
The funds currently engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The funds do not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and

•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are incorporated in the contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to absorbing losses equal to the Protection Levels in Indexed Accounts; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from mortality and expense risk charges deducted from the account. We may profit from one or more of the fees and charges deducted under the contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the contracts.
Deductions from the VAA
For the base contract, we apply to the average daily net asset value of the Subaccounts a Product Charge which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%
Account Value Death Benefit	1.10%
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the periods indicated below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the contract. For example, if the effective date of your contract is January 1st, your contract anniversary would be on January 1st of each subsequent year.

	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;
•	A surviving spouse, at the time he or she assumes ownership of the contract as a result of the death of the original owner (however, the surrender charge schedule of the original contract will continue to apply to the spouse's contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the contract or a withdrawal of a Contract Value from contracts issued to Selling Group Individuals.
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.

Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The mortality and expense risk and administrative charge of 1.10% of the value in the VAA will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The maximum commission paid to broker-dealers selling this contract is 6% of Purchase Payments. See Distribution of the Contracts for further information.
The Contracts
Contracts Offered in this Prospectus
This contract offers you Indexed Accounts, Subaccounts, the optional Guarantee of Principal Death Benefit, and various Annuity Payout options.

Purchase of Contracts
If you wish to purchase a contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a contract is prepared and executed by our legally authorized officers. The contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to our retaining the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
The Guarantee of Principal Death Benefit is available for both qualified and nonqualified contracts, and can only be elected at the time the contract is purchased.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase this contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the contract (including annuity income benefits) before purchasing the contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this contract. The benefits offered under this contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level AdvantageSM contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the contract will remain in force, however, we may terminate the contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value and the Annuity Unit value and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocation made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your broker-dealer in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your representative’s broker-dealer. Purchase Payments submitted to us by your broker-dealer through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your broker-dealer prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your broker-dealer after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap and the Protection Level for your elected Indexed Account that were in effect on the date your application was received at the Home Office for any Purchase Payments allocated to the Indexed Accounts during this 30-day period. If you elect the rate hold, all Purchase Payments will be held in a non-interest bearing transfer account for 30 days (or the next Valuation Day), and then will be allocated to the Indexed Account(s) selected. Purchase Payments received after day 30 will be allocated to the variable Subaccounts you selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from

Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing programs elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office using a fax or other electronic means. In addition, withdrawal and transfer requests may be made by telephone, subject to certain restrictions. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed to the Contractowner on the next Valuation Date.

Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine or other electronic device, whether it is yours, your service provider’s, or your agent’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.

Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner.
As Contractowner, you have all rights under the contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a contract has joint owners, the joint owners shall be treated as having equal undivided interests in the contract. Either owner, independently of the other, may exercise any ownership rights in this contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.

Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reduction to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Index Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2017 Allocation to Indexed Segment = $80,000
1/1/2017 Indexed Crediting Base = $80,000
6/1/2017 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.

The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each variable account Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the contract for endorsement of a change of Beneficiary.

Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. (Your contract may refer to this benefit as the Contract Value Death Benefit.)
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the contract as sole Contractowner. Upon the death of the spouse who continued the contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the contract. Any portion of the Death Benefit that would have been payable (if the contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.

The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.

Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.

Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit of the entire Account Value will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this contract, as determined by us in accordance with the Internal Revenue Code.
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary and,
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to annuity units.

Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage Rider Date.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000

Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the contract and receive full payment of the Death Benefit or may elect to continue the contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	proof (e.g. an original certified death certificate), or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this contract to the contrary, the payment of Death Benefits provided under this contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any Withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the contract by withdrawing the surrender value. If the contract is surrendered, the contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire contract..
Annuity Payouts
When you apply for a contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your broker-dealer may recommend that you annuitize at an earlier age.
The contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. Fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.

Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).

At least 60 days before we surrender your contract, we will send you a letter at your last address we have on file, to inform you that your contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your contract, we will not assess any surrender charge.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market sub-account until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a contract covered by this prospectus. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA. The Principal Underwriter has entered into selling agreements with Lincoln Financial Advisors Corporation and/or Lincoln Financial Securities Corporation (collectively “LFN”), also affiliates of ours. The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You may ask your registered representative how he/she will personally be compensated, in whole or in part, for the sale of the contract to you or for any alternative proposal that may have been presented to you. You may wish to take such compensation payments into account when considering and evaluating any recommendation made to you in connection with the purchase of a contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.

Compensation Paid to LFN. The maximum commission the Principal Underwriter pays to LFN is 4.50% of Purchase Payments. LFN may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the contract remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to LFN is 4.50% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves.
Lincoln Life also pays for the operating and other expenses of LFN, including the following sales expenses: registered representative training allowances; compensation and bonuses for LFN's management team; advertising expenses; and all other expenses of distributing the contracts. LFN pays its registered representatives a portion of the commissions received for their sales of contracts. LFN registered representatives and their managers are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements. In addition, LFN registered representatives who meet certain productivity, persistency and length of service standards and/or their managers may be eligible for additional compensation. Sales of the contracts may help LFN registered representatives and/or their managers qualify for such benefits. LFN registered representatives and their managers may receive other payments from us for services that do not directly involve the sale of the contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms, other than LFN, is 6.00% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales promotions relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2017 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the contract. Contracts, endorsements and riders may vary as required by state law. Questions about your contract should be directed to us at 1-877-737-6872.

Federal Tax Matters
Introduction
The Federal income tax treatment of the contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the contract (or the Code must treat the contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the contract pays tax currently on the excess of the Contract Value over the investment in the contract. Examples of contracts where the owner pays current tax on the contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a contract is issued to a taxpayer that is not an individual, or if a contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the contract. This rule also does not apply to a contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any contract or of any transaction involving a contract. However, the rest of this discussion assumes that your contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the contract. This income (and all other income from your contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the contract. In certain circumstances, your Purchase Payments and investment in the contract are reduced by amounts received from your contract that were not included in income. Surrender and reinstatement of your contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the contract not yet distributed from the contract. All Annuity Payouts in excess of the investment in the contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,

•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income”, or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the contract not previously received. The new owner’s investment in the contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the contract with the various types of qualified retirement plans. Persons planning to use the contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)

•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 70½ or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the contract in certain minimum amounts by April 1 of the year following the year you attain age 70½ or retire, if later. You are required to take distributions from your traditional IRAs by April 1 of the year following the year you reach age 70½. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy), or
•	Distribution received as reimbursement for certain amounts paid for medical care.

These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income”, or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your contract are not included in the calculation of unearned income because your contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the contract when we issue the contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account – Fund Shares.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the contract, you may cancel it for any reason by delivering or mailing it postage prepaid, to The Lincoln National Life Insurance Company at PO Box 2348, Fort Wayne, IN 46801-2348. A contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period.
For contracts written in those states whose laws require that we assume this market risk during the free-look period, a contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.

If you cancel this contract within the free-look period, we reserve the right not to accept another application for this contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with The Bank of New York Mellon, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania, 15258, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
Electronic Delivery
You may elect to receive your prospectus, prospectus supplements, quarterly statements, and annual and semiannual reports electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report of Form 10-K for the period ended December 31, 2017 is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Proceedings
In the ordinary course of its business and otherwise, the Company and its subsidiaries or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company and its subsidiaries, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such legal proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.

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Contents of the Statement of Additional Information (SAI)
for Lincoln Life Variable Annuity Account N
Item
Special Terms
Services
Principal Underwriter
Purchase of Securities Being Offered
Annuity Payouts
Determination of Accumulation and Annuity Unit Value
Capital Markets
Advertising & Ratings
About the Indices
Unclaimed Property
Additional Services
Other Information
Financial Statements
For a free copy of the SAI complete the form below:
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Mail to The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348.

Appendix A – Interim Value Calculation
Interim Value for Indexed Segment(s) with no Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata portion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by ((1 + G) X H) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed in the Indexed Term divided by total days in the Indexed Term.
Interim Value for Indexed Segment(s) with Annual Locks
The Interim Value of an Indexed Segment is equal to the sum of (1) and (2) not to exceed the pro-rata proportion of the Performance Cap as set forth in (3) where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(3) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The maximum Reference Rate is the average U.S. Treasury Constant Maturity yield plus the LMVA Composite OAS Index rate. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment. The average is measured using yields on the 1st, 8th, 15th, and 22nd day of the calendar month preceding the calendar month for which the Reference Rate applies.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
The LMVA Composite OAS Index rate will be as of the last business day of the month for which the Reference Rate applies.
A-1

If the LMVA Composite OAS Index rate is no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us.
2.	Fair Value of Replicating Portfolio of Options - We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
NOTE: This put option will always reduce the Interim Value even if the Index has increased during the Indexed Term.
The valuation of the options is based on standard models for valuing options for both the non-Annual Lock and Annual Lock Segments. For non-Annual Lock Segments, the replicating portfolio of options is equal to: A minus B minus C. For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment. The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation (including the potential for resets each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	The pro rata portion of the Performance Cap equal to the days in the Indexed Term until the withdrawal is applied to the Indexed Crediting Base to place an upper limit on the performance credited during the Indexed Term.
A-2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$15,000
Legal Fees & Expenses:	$115,000
Printing Fees & Expenses:	$60,000
Registration Fee:	$309,382.50

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Amended and Restated Bylaws, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law, respectively, provide for the indemnification of our officers, directors and employees against the following:

•              reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding to which they are made or threatened to be made parties (including those brought by, or on behalf of, us) if they are successful on the merits or otherwise in the defense of such proceeding.

•              reasonable costs of judgments, settlements, penalties, fines and reasonable expenses (including attorneys’ fees) incurred with respect to any action, suit or proceeding, if the person’s conduct was in good faith and the person reasonably believed that his/her conduct was in our best interest. In the case of a criminal proceeding, the person must also have reasonable cause to believe his/her conduct was lawful or have no reasonable cause to believe his/her conduct was unlawful.

Indiana law requires that a corporation, unless limited by its articles of incorporation, indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their service as a director or officer of the corporation.

No indemnification or reimbursement will be made to an individual judged liable to us, unless a court determines that in spite of a judgment of liability to the corporation, the individual is reasonably entitled to indemnification, but only to the extent that the court deems proper. Additionally, if an officer, director or employee does not meet the standards of conduct described above, such individual will be required to repay us for any advancement of expenses it had previously made.

In the case of directors, a determination as to whether indemnification or reimbursement is proper will be made by a majority of the disinterested directors or, if it is not possible to obtain a quorum of directors not party to or interested in the proceeding, then by a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination will be made by the chief executive officer of the respective corporation or, if the chief executive officer so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

We maintain a program of insurance under which our directors and officers are insured, subject to specified exclusions and deductible and maximum amounts, against actual or alleged errors, misstatements, misleading statements, acts or omissions, or neglect or breach of duty while acting in their respective capacities for us.

The indemnification and advancement of expenses provided for in our Amended and Restated Bylaws does not exclude or limit any other rights to indemnification and advancement of expenses that a person may be entitled to under other agreements, shareholders’ and board resolutions and our Amended and Restated Articles of Incorporation.

ITEM 16. EXHIBITS

1(a).  Amended and Restated Principal Underwriting Agreement dated May 1, 2007 between The Lincoln National Life Insurance Company and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

1(b).  Form of Broker-Dealer Selling Agreement by and among The Lincoln National Life Insurance Company, Lincoln Life & Annuity Company of New York and Lincoln Financial Distributors, Inc. incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

2. None.

4(a).  Annuity Contract (30070-B) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

4(b).  Annuity Contract (30070-A 8/03) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

4(c).  Indexed Account(s) Rider (AR-601) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

4(d).  Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-NQ) (Filed herein)

4(e).  Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-Q) (Filed herein)

4(f).  Guarantee of Principal Death Benefit Rider (ICC18-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

4(g).  Guarantee of Principal Death Benefit Rider (ICC16-32148) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

4(h).  Application (ANF11534) incorporated herein by reference to Registration Statement on Form S-3 (File No. 333-222785) filed on January 30, 2018.

5. Opinion and Consent of Counsel re: Legality of securities being registered. (Filed herein)

8. None.

12. None.

15. None.

23.  Consent of Independent Registered Public Accounting Firm. (Filed herein)

24.  Powers of Attorney (Filed herein)

25.  None.

26.  None.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

i.  to include any prospectus require by Section 10(a)(3) of the Securities Act of 1933;

ii.  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs 1.i, 1.ii, and 1.iii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 242;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant herby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, and State of Connecticut on this 14th day of May, 2018.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (Registrant)
/s/ Stephen R. Turer
By:Stephen R. Turer
Title: Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 14th day of May, 2018.

Signature	Title
*/s/ Dennis R. Glass	President and Director (Principal Executive Officer)

Dennis R. Glass

*/s/ Ellen Cooper	Executive Vice President, Chief Investment Officer and Director

Ellen Cooper

*/s/ Randal J. Freitag	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

Randal J. Freitag

*/s/ Wilford H. Fuller	Executive Vice President and Director

Wilford H. Fuller

*/s/ Kirkland L. Hicks	Executive Vice President, Director, and General Counsel

Kirkland L. Hicks

*/s/ Keith J. Ryan	Vice President and Director

Keith J. Ryan

*By: /s/ Kimberly A. Genovese	Pursuant to a Power of Attorney

Kimberly A. Genovese

EXHIBIT INDEX

The following exhibits are filed herewith:

4(d)              Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-NQ)

4(e)              Variable and Indexed Linked Annuity Payment Option Rider (i4LA-IA-Q)

5                            Opinion and Consent of Counsel

23                      Consent of Independent Registered Public Accounting Firm

24                      Powers of Attorney